                                                                  EXHIBIT (b)(1)


                                                                  CONFORMED COPY

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT


          AMENDMENT dated as of December 14, 1995 to the $2,000,000,000 Credit Agreement dated as of December 15, 1994 (the "Agreement") among Atlantic Richfield Company (the "Company"), certain subsidiaries of the Company, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent").

          The parties to the Agreement wish to amend the Agreement to increase the Commitments of the Banks, as hereinafter provided, such that the aggregate amount of the Commitments is $3,000,000,000, to extend the Commitment Termination Date, to amend the pricing of interest and fees thereunder, and to make certain other amendments to the Agreement, all as hereinafter set forth. The parties therefore agree as follows:

          SECTION 1. Definitions: References. Unless otherwise specifically
                     -----------------------
defend herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

          SECTION 2. Amendment of Commitment Amounts. The definition of
                     -------------------------------
"Commitment" in Section 1.01 is amended to read in full as follows:

          "Commitment" shall mean, as to each Bank, the Dollar Amount set forth opposite its name on Schedule II hereto under the heading "Commitment" (as such amount may be reduced from time to time as provided in Sections 2.09 and 2.10).

A new Schedule II is added to the Credit Agreement in the form attached hereto.

          SECTION 3. Excluded Subsidiaries. (a) The definition of "Excluded
                     ---------------------
Subsidiary" is amended by replacing the "and" immediately in front of clause
(iii) with a comma, and adding a new clause (iv) thereto to read as follows:

       and (iv) any Subsidiary which is a single-purpose entity with indebtedness incurred to finance the construction or development of any properties or assets, or the acquisition from a Person other than the Company or its Subsidiaries of any properties or assets, if the Person or Persons providing such financing expressly agree to look to the properties or assets financed or to be financed and the revenues to be generated by the operation of, or loss or damage to, such properties or assets as the principal source for the repayment of such indebtedness, notwithstanding the existence of any guarantees with respect to repayment of such indebtedness.

          (b) Clause (e) of Section 6.01 is amended by adding immediately after the words "payable or guaranteed by it" the parenthetical phrase, "(including, without limitation, any indebtedness for borrowed money of any Excluded Subsidiary to the extent that it is also payable by or is guaranteed by the Company or any Subsidiary)".

          SECTION 4. Extension of Commitment Termination Date. The definition of
                     ------------ ---------------------------
"Commitment Termination Date" in Section 1.01 is amended to read in full as follows:

          "Commitment Termination Date" shall mean December 15, 2000 or, if such day is not a Euro-Currency Business Day, the next succeeding Euro-Currency Business Day unless such Euro~Currency Business Day falls in another calendar month, in which case the Commitment Termination Date shall be the next preceding Euro-Currency Business Day.

          SECTION 5. Amendment of Timing for Certain Borrowings in Pounds
                     ----------------------------------------------------
Sterling. (a) Section 2.02 of the Agreement is hereby amended by amending clause
--------
(z) thereof (ending immediately before the word "specifying" where it appears therein) to read in full as follows:

       (z) (A) in the case of a Euro-Currency Borrowing to be made in English pounds sterling, 11:00 a.m., New York City time, on the second Euro-Currency Business Day before each such Euro-Currency Borrowing and (B) in the case of a Euro-Currency Borrowing to be made in an Agreed Currency other than Dollars or English pounds sterling, 12:00 noon, New York City time, on the fourth Euro-Currency Business Day before each such Euro-Currency Borrowing,

          (b) The second paragraph of Section 2.07(c) is amended by adding, immediately after the phrase, "at approximately 11:00 a.m., London time, two Euro-Currency Business Days before the first day of such Interest Period", the following parenthetical phrase:

   (or, in the case of a Euro-Currency Borrowing to be made in English pounds sterling, at approximately 11:00 a.m., London time, on the first Euro-Currency Business Day before the first day of such Interest Period)

          SECTION 6. Amendment of Pricing. The pricing grid set forth in Section
                     --------------------
2.07(h) of the Agreement is amended to read in full as follows:

                           Level I     Level II    Level III    Level IV
                           Pricing     Pricing     Pricing      Pricing
--------------------------------------------------------------------------------
Euro-Currency Margin       0.140%      0.150%      0.250%       0.500%
--------------------------------------------------------------------------------
CD Margin                  0.265%      0.275%      0.375%       0.625%
--------------------------------------------------------------------------------
Facility Fee Rate          0.060%      0.075%      0.125%       0.250%
--------------------------------------------------------------------------------


          SECTION 7. Termination of 364-Day Credit Agreement. The Commitments
                     ---------------------------------------
under the $1,000,000,000 Credit Agreement dated as of December 15, 1994 among the Company, the other Borrowers referred to therein, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent, shall terminate on December 14, 1995 simultaneously with the effectiveness hereof.

          SECTION 8. Governing Law. This Amendment shall be governed by and
                     -------------
construed in accordance with the laws of the State of New York.

          SECTION 9. Counterparts: Effectiveness. This Amendment may be signed
                     ---------------------------
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received duly executed counterparts hereof signed by the Company, all of the Banks and the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                THE COMPANY



                                ATLANTIC RICHFIELD COMPANY

                                By /s/ Terry G. Dallas
                                  ---------------------------------------
                                  Title:  Vice President & Treasurer



                                BANKS

                                MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                                By /s/ Diana H. Imhof
                                  ---------------------------------------
                                  Title:  Vice President



                                BANK OF AMERICA NATIONAL TRUST &
                                 SAVINGS ASSOCIATION


                                By  /s/ Vanessa Sheh Mever
                                  ---------------------------------------
                                  Title:  Vice President



                                CHEMICAL BANK



                                By  /s/ James H. Ramage
                                  ---------------------------------------
                                 Title:  Vice President

                                CITIBANK, N.A.


                                By  /s/ Mark J. Lyons
                                  ---------------------------------------
                                 Title:  Vice President



                                THE FIRST NATIONAL BANK OF CHICAGO


                                By /s/ L. Gene Beube
                                  ---------------------------------------
                                 Title:  Senior Vice President



                                NATIONSBANK OF TEXAS, N.A.


                                By  /s/ David P. Cagle
                                  ---------------------------------------
                                 Title:  Vice President



                                UNION BANK OF SWITZERLAND



                                By  /s/ Peter S. Humber
                                  ---------------------------------------
                                 Title:  Vice President



                                By  /s/ Thomas G. Jackson
                                  ---------------------------------------
                                 Title:  Managing Director



                                NATIONAL WESTMINSTER BANK PLC
                                NEW YORK BRANCH


                                By  /s/ David L. Smith
                                  ---------------------------------------
                                 Title:  Vice President



                                NASSAU BRANCH


                                By  /s/ David L. Smith
                                  ---------------------------------------
                                 Title:  Vice President

                                THE TORONTO-DOMINION BANK


                                By  /s/ Neva Nesbitt
                                  ---------------------------------------
                                 Title: Manager Credit Administration



                                PNC BANK, NATIONAL ASSOCIATION



                                By  /s/ Ted A. Dunn
                                  ---------------------------------------
                                 Title:  Assistant Vice President



                                THE BANK OF NEW YORK



                                By  /s/ Daniel T. Gates
                                  ---------------------------------------
                                 Title:  Vice President



                                FIRST INTERSTATE BANK OF CALIFORNIA



                                By  /s/ Gregory P. Brown
                                  ---------------------------------------
                                 Title: Vice President



                                By  Judy A. Maahs
                                  ---------------------------------------
                                 Title:  Assistant Vice President



                                THE CHASE MANHATTAN BANK, N.A.



                                By /s/ Stephen M. Feeney
                                  ---------------------------------------
                                 Title:  Vice President

                                CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                By  /s/ Xavier Ratouis
                                  ---------------------------------------
                                 Title:  Authorized Signature



                                THE FUJI BANK, LIMITED, LOS ANGELES AGENCY



                                By  /s/ Hirotoshi Naito
                                  ---------------------------------------
                                 Title: Joint General Manager



                                THE DAI-ICHI KANGYO BANK, LTD.



                                By  /s/ Tomohiro Nozaki
                                  ---------------------------------------
                                 Title: Senior Vice President &
                                               Joint General Manager



                                THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                 LOS ANGELES AGENCY



                                By  /s/ Kazutaka Kiyoto
                                  ---------------------------------------
                                 Title: Senior Vice President



                                THE LONG-TERM CREDIT BANK OF
                                 JAPAN, LTD., LOS ANGELES AGENCY


                                By  /s/ Motokazu Uematsu
                                  ---------------------------------------
                                 Title: Deputy General Manager

                                THE BANK OF NOVA SCOTIA


                                By  /s/ Chris P. Johnson
                                  ---------------------------------------
                                 Title: Senior Relationship Manager



                                CREDIT SUISSE


                                By  /s/ Stephen M. Flynn
                                  ---------------------------------------
                                 Title: Member of Senior Management



                                By /s/ Maria N. Gaspara
                                  ---------------------------------------
                                 Title: Associate



                                MELLON BANK, N.A.



                                By /s/ Richard A. Spelke
                                  ---------------------------------------
                                 Title: First Vice President



                                SOCIETE GENERALE



                                By /s/ J. Stanley Stewart
                                  ---------------------------------------
                                 Title: Vice President



                                THE SUMITOMO BANK, LIMITED



                                By /s/ Hiroshi Amano
                                  ---------------------------------------
                                 Title: General Manager

                                BARCLAYS BANK PLC


                                By  /s/ Richard B. Williams
                                  ---------------------------------------
                                 Title: Director



                                THE SANWA BANK, LIMITED
                                 LOS ANGELES BRANCH



                                By  /s/ Gill S. Realon
                                  ---------------------------------------
                                 Title:  Vice President



                                UNION BANK



                                By  /s/ Jeffrey A. Cohen
                                  ---------------------------------------
                                 Title: Vice President



                                FIRST NATIONAL BANK OF BOSTON


                                By  /s/ Heather R. Row
                                  ---------------------------------------
                                 Title: Director



                                WACHOVIA BANK OF GEORGIA, N.A.

                                By  /s/ Terry T. Akins
                                  ---------------------------------------
                                 Title: Senior Vice President

                                BANK OF MONTREAL


                                By /s/ Warren R. Wimmer
                                  ---------------------------------------
                                 Title: Director



                                THE NORTHERN TRUST COMPANY



                                By /s/ Michelle D. Griffin
                                  ---------------------------------------
                                 Title: Vice President



                                SWISS BANK CORPORATION,
                                 NEW YORK BRANCH



                                By  /s/ H. Clark Worthley
                                  ---------------------------------------
                                 Title: Associate Director


                                By  /s/ Nancy A. Hanrahan
                                  ---------------------------------------
                                 Title: Director



                                WESTPAC BANKING CORPORATION



                                By  /s/ R. Christopher Noble
                                  ---------------------------------------
                                 Title: Senior Vice President & Manager

                                NATIONAL AUSTRALIA BANK
                                 LIMITED A.C.N. 004044937



                                By  /s/ Harvey F. Horowitz
                                  ---------------------------------------
                                 Title: Vice President



                                KREDIETBANK N.V.


                                By  /s/ Robert Snauffer
                                  ---------------------------------------
                                 Title:  Vice President



                                By  /s/ Raymond F. Murray
                                  ---------------------------------------
                                 Title: Vice President



                                NATIONAL BANK OF ALASKA



                                By  /s/ David Hamilton
                                  ---------------------------------------
                                 Title:  Vice President



                                MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, as Agent



                                By  /s/ Diana H. Imhof
                                  ---------------------------------------
                                 Title: Vice President

                                                                     SCHEDULE II


                             COMMITMENTS OF BANKS


          Commitment            Name of Bank
          ----------            ------------

        $180,000,000            Morgan Guaranty Trust Company
                                 of New York

         150,000,000            Bank of America National Trust
                                 & Savings Association

         150,000,000            Citibank, N.A.

         150,000,000            The First National Bank of Chicago

         150,000,000            First Interstate Bank of California

         150,000,000            National Westminster Bank plc

         150,000,000            NationsBank of Texas, N.A.

         150,000,000            Union Bank of Switzerland

         100,000,000            The Bank of New York

         100,000,000            Barclays Bank PLC

         100,000,000            Credit Suisse

         100,000,000            The Dai-Ichi Kangyo Bank, Ltd

         100,000,000            The Fuji Bank, Limited, Los Angeles Agency

         100,000,000            The Industrial Bank of Japan, Limited,
                                 Los Angeles Agency

         100,000,000            The Toronto-Dominion Bank

          75,000,000            The Chase Manhattan Bank, N.A.

          75,000,000            Chemical Bank

          Commitment            Name of Bank
          ----------            ------------

          60,000,000            The Bank of Nova Scotia

          60,000,000            Credit Lyonnais Cayman Islands Branch

          60,000,000            Mellon Bank, N.A.

          60,000,000            National Australia Bank Limited A.C.N.
                                 004044937

          60,000,000            PNC Bank, National Association

          60,000,000            The Sanwa Bank, Limited, Los Angeles Branch

          60,000,000            Societe Generale

          60,000,000            The Sumitomo Bank, Limited

          60,000,000            Union Bank

          60,000,000            Westpac Banking Corporation

          45,000,000            First National Bank of Boston

          45,000,000            Bank of Montreal

          45,000,000            The Long Term Credit Bank of Japan, Ltd.,
                                 Los Angeles Agency

          45,000,000            The Northern Trust Company

          45,000,000            Swiss Bank Corporation, New York Branch

          45,000,000            Wachovia Bank of Georgia, N.A.

          30,000,000            Kredietbank N.V.

          20,000,000            National Bank of Alaska

                                                                          (b)(1)
                                                                  CONFORMED COPY

================================================================================


                          ATLANTIC RICHFIELD COMPANY




                                $2,000,000,000



                               CREDIT AGREEMENT




                         Dated as of December 15, 1994



                        MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK,
                                   as Agent


================================================================================

                               TABLE OF CONTENTS

Section                                                                 Page
-------                                                                 ----



                                   ARTICLE I
                                  Definitions

1.01.  Definitions ....................................................  1
1.02.  Accounting Terms and Determinations ............................ 15



                                  ARTICLE II
                                  The Credits

2.01.  Commitmems to Lend ............................................. 15
2.02.  Notice of Syndicated Borrowings ................................ 16
2.03.  Money Market Borrowings ........................................ 17
2.04.  Notice to Banks; Funding of Loans .............................. 21
2.05.  Notes .......................................................... 22
2.06.  Method of Electing Interest Rates............................... 23
2.07.  Inerest Rates................................................... 24
2.08.  Fees............................................................ 28
2.09.  Optional Termination or Reduction of Commitments................ 29
2.10.  Maturity of Loans; Mandatory Termination of Commitments......... 29
2.11.  Optional Prepayments............................................ 29
2.12.  General Provisions as to Payments............................... 30
2.13.  Funding Losses.................................................. 31
2.14.  Computation of Interest and Fees................................ 32
2.15.  Judgment Currency............................................... 32
2.16.  Foreign Taxes................................................... 33
2.17.  Maximum Interest Rate........................................... 35


                                  ARTICLE III
                            Conditions To Borrowings



3.01.  Initial Borrowing by Each Borrower ............................. 35
3.02.  Each Borrowing ................................................. 37

Section                                                                 Page
-------                                                                 ----


                                   ARTICLE IV
                         Representations And Warranties

4.01. Representations and Warranties of the Company ..................... 38
4.02. Representations and Warranties of Each Subsidiary Borrower ........ 40


                                   ARTICLE V
                                   Covenants

5.01. Certain Information to be Furnished by the Company................. 42
5.02. Limitation on Mortgages............................................ 44
5.03. Limitation on Sale and Lease-Back.................................. 45
5.04. Consolidation, Merger, Disposition of Assets....................... 46
5.05. Use of Proceeds.................................................... 47

                                  ARTICLE VI
                                   Defaults

6.01. Defaults........................................................... 47
6.02. Notice of Default.................................................. 49


                                 ARTICLE VII
                                   The Agent

7.01.  Appointment and Authorization..................................... 50
7.02.  Agent and Affiliates.............................................. 50
7.03.  Action by Agent................................................... 50
7.04.  Consultation with Experts......................................... 50
7.05.  Liability of Agent................................................ 50
7.06.  Indemnification................................................... 50
7.07.  Credit Decision................................................... 51
7.08.  Successor Agent................................................... 51

Section                                                                 Page
-------                                                                 ----

                                  ARTICLE VIII
                            Change In Circumstances


8.01. Basis for Determining Interest Rate Inadequate or Unfair........... 51
8.02. Illegality......................................................... 54
8.03. Increased Cost and Reduced Return.................................. 54
8.04. Substitute Loans................................................... 56
8.05. Regulation D Compensation.......................................... 57
8.06. Substitution of Bank............................................... 57


                                   ARTICLE IX
                                 The Guarantee

9.01. The Guarantee...................................................... 58
9.02. Guarantee Unconditional............................................ 58
9.03. Waiver by the Company.............................................. 59
9.04. Stay of Acceleration............................................... 59
9.05. Reinstatement in Certain Circumstances............................. 59


                                   ARTICLE X
                                 Miscellaneous



10.01.  Notices.......................................................... 60
10.02.  No Waiver........................................................ 60
10.03.  Governing Law.................................................... 60
10.04.  Expenses......................................................... 60
10.05.  Amendments, Etc.................................................. 61
10.06.  Counterparts; Effectiveness...................................... 61
10.07.  Successors and Assigns........................................... 62
10.08.  Survival......................................................... 63
10.09.  Acknowledgment................................................... 63
10.10.  Headings......................................................... 63
10.11.  Sharing of Setoffs............................................... 63
10.12.  Collateral....................................................... 64
10.13.  Consent to Jurisdiction.......................................... 64

Section                                                                 Page
-------                                                                 ----


SCHEDULE I      -       Euro-Currency Payment Offices of the Agent
Exhibit A       -       Note
Exhibit B       -       Money Market Quote Request
Exhibit C       -       Invitation for Money Market Quotes
Exhibit D       -       Money Market Quote
Exhibit E       -       Form of Certificate of Incumbency
Exhibit F       -       Form of Opinion of Counsel for the Borrower
Exhibit G       -       Form of Opinion of Special Counsel for the Agent
Exhibit H       -       Assignment and Assumption Agreement
Exhibit I       -       Notice of Effectiveness

   Credit Agreement (the "Agreement" dated as of December 15, 1994 among Atlantic Richfield Company (the "Company" or a "Borrower"), each Subsidiary of the Company which has executed and delivered a counterpart of this Agreement (individually, a "Subsidiary Borrower" and collectively with the Company, the "Borrowers"), each of the Banks listed on the signature pages hereof which has executed and delivered this Agreement (individually, a "Bank" and collectively, the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent").

   The Borrowers desire to borrow from the Banks from time to time amounts in Dollars and other currencies, the aggregate Dollar Amount of which will not exceed in the aggregate $2,000,000,000 outstanding at the time of any Borrowing, for their general corporate purposes and the Banks are prepared to make loans upon the terms hereof. Accordingly, the parties hereto agree as follows:



                                   ARTICLE I

                                  Definitions

    Section 1.01. Definitions. In addition to terms defined elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings (all terms defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

    "Absolute Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

   "Adjusted CD Rate" shall have the meaning set forth in Section 2.07(b).

   "Administrative Questionnaire" means, with respect to any Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

    "Agent" shall mean Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

   "Agreed Currency" shall mean Dollars, Canadian dollars, Deutsche Marks, French francs, Japanese yen and pounds sterling and any other currency which is freely transferable and convertible into Dollars, in which deposits are customarily offered to banks in the London interbank market, which the Company requests the Agent to include as an Agreed Currency hereunder and which is acceptable to each Bank; provided that the Agent shall promptly notify each Bank of each such request and each Bank shall be deemed to have agreed to each such request if its objection thereto has not been received by the Agent within five Domestic Business Days from the date of such notification by the Agent to such Bank.

   "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

    "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date (i) if such currency is an Agreed Currency listed below, rounded up to the nearest amount of such Agreed Currency set forth below opposite such amount of Dollars:


                               AMOUNT OF  AMOUNT OF  AMOUNT OF   AMOUNT OF AMOUNT OF
        AMOUNT OF              CANADIAN   DEUTSCHE    FRENCH     JAPANESE   POUNDS
        DOLLARS                 DOLLARS     MARKS     FRANCS       YEN     STERLING
        ---------              ---------  ---------   --------   --------  ----------

     up to 1,000,000                 1,000      1,000      1,000      1,000      1,000
     1,000,000 to 9,999,999         10,000     10,000     10,000     10,000     10,000
     10,000,000 to 99,999,999      100,000    100,000    100,000    100,000    100,000
     100,000,000 and upwards     1,000,000  1,000,000  1,000,000  1,000,000  1,000,000



and (ii) if such currency is not an Agreed Currency listed above, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

    "Assessment Rate" shall have the meaning set forth in Section 2.07(b).

    "Assignee" has the meaning set forth in Section 10.07(c).

    "Authorized Officer" and "Authorized Representative" of any Borrower shall mean an officer or other representative of such Borrower designated in the latest Certificate of Incumbency of such Borrower. The Agent and the Banks shall be conclusively entitled to rely on the latest such Certificate of Incumbency of such Borrower delivered to the Agent.

   "Bank" shall mean each bank which is listed on the signature pages hereof as having a Commitment and which has executed and delivered this Agreement, and its successors and assigns.

   "Base Rate" means, for any day, a rate per annum equal to tile higher of (i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

   "Base Rate Loan" means (i) a Syndicated Loan which bears interest at the Base Rate pursuant to the applicable Notice of Syndicated Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

   "Borrower" shall mean the Company or any Subsidiary Borrower.

    "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

   "Borrowing" shall mean the aggregation of Loans of the same type and currency of one or more Banks made or to be made to any one Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Currency Borrowing" is a Borrowing comprised of Euro-Currency Loans) or by reference to the provisions of Article II under which participation therein is determined (e.g., a "Syndicated Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments and a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined by the Agent in accordance therewith).

   "CD Base Rate" shall have the meaning set forth in Section 2.07(b).

   "CD Loan" shall mean (i) a Syndicated Loan which bears interest at a CD Rate pursuant to the applicable Notice of Syndicated Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

   "CD Margin" shall have the meaning set forth in Section 2.07(h).

   "CD Rate" means a rate of interest determined pursuant to Section 2.07 on the basis of an Adjusted CD Rate.

   "CD Reference Banks" shall mean Barclays Bank PLC, Morgan Guaranty Trust Company of New York, Toronto Dominion Bank and Wachovia Bank and Trust Company, N.A. and each such other bank as may be appointed pursuant to Section 10.07(d).

   "Certificate of Incumbency" shall mean a Certificate of Incumbency described in Section 3.01(ii) and any successor or replacement Certificate of Incumbency delivered hereunder.

   "Commitment" shall mean, as to each Bank, the Dollar Amount set forth opposite its name on the signature pages hereof under the heading "Commitment" (as such amount may be reduced from time to time as provided in Sections 2.09 and 2.10).

    "Commitment Termination Date" shall mean December 15, 1999 or, if such day is not a Euro-Currency Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Commitment Termination Date shall be the next preceding Euro-Currency Business Day.

   "Company" shall mean Atlantic Richfield Company, a Delaware corporation, and its permitted successors and assigns pursuant to Section 5.04 or 10.07(a) hereof.

    "Consolidated Net Tangible Assets" shall mean at any date the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

    "Consolidated Subsidiary" shall mean, on any date, any Subsidiary or other entity (including an Excluded Subsidiary) the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

   "Debt" shall mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

   "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "Designated Currency" shall mean (i) each Agreed Currency, (ii) any other currency which is freely transferable and convertible into Dollars, in which deposits are customarily offered to banks in the London interbank market and which the Company designates as a Designated Currency hereunder upon five Domestic Business Days' notice in writing to the Banks through the Agent and
(iii) any other currency which is freely transferable and convertible into Dollars, in which deposits are not customarily offered to banks in the London interbank market and which the Company designates as a

Designated Currency hereunder by notice in writing to the Banks through the Agent; provided that any notice given pursuant to this clause (iii) shall also propose an appropriate amendment to this Agreement to provide for the basis for determining the rate to which Money Market Margins are to be added or subtracted in the relevant Money Market Quotes and to amend any other relevant provisions hereof as necessary and that any such notice and proposed amendment shall be effective for all purposes hereunder on the 2Oth Domestic Business Day after the date of such notification by the Agent to each Bank if no Bank has objected thereto to the Agent before such 20th Domestic Business Day.

   "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency at the opening of business in London on the relevant FX Date.

   "Dollars" and "$" shall mean lawful money of the United States of America.

   "Domestic Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

    "Domestic Lending Office" shall mean, as to each Bank, its office, branch or affiliate specified as its "Domestic Lending Office" in its Administrative Questionnaire or such other office, branch or affiliate as such Bank may from time to time specify to the Agent and each Borrower as its Domestic Lending Office; provided that any Bank may from time to time by notice to each Borrower and the Agent designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

   "Domestic Loans" shall mean CD Loans or Base Rate Loans or both.

   "Domestic Reserve Percentage" shall have the meaning set forth in Section 2.07(b).

   "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at the opening of business in London on the relevant FX Date.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

   "Euro-Currency Business Day" shall mean any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London and, where funds are to be paid or made available in a currency other than Dollars, on which commercial banks are open for domestic and international business (including dealings in deposits in such currency) in both London and the place where such funds are to be paid or made available.

   "Euro-Currency Lending Office" shall mean, as to each Bank, (i) for loans denominated in each of Dollars, Canadian dollars, Deutsche Marks, French francs, Japanese yen and pounds sterling, its office, branch or affiliate specified as its "Euro-Currency Lending Office" for such currency in its Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office for Base Rate Loans) or such other office, branch or affiliate of such Bank as it may from time to time specify to the Agent and each Borrower as its Euro-Currency Lending Office and (ii) for loans denominated in each other Agreed Currency permitted hereunder from time to time, such office, branch or affiliate of such Bank as it may from time to time specify to the Agent and each Borrower as its Euro-Currency Lending Office for such other currency (or, if no such office is specified, its Domestic Lending Office for Base Rate Loans).

   "Euro-Currency Loan" shall mean (i) a Syndicated Loan which bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Syndicated Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Euro-Currency Loan immediately before it became overdue.

   "Euro-Currency Margin" shall have the meaning set forth in Section 2.07(h).

   "Euro-Currency Payment Office" of the Agent shall mean, (i) for each of Dollars, Canadian dollars, Deutsche Marks, French francs, Japanese yen and pounds sterling, the office, branch or affiliate of the Agent specified as the "Euro-Currency Payment Office" for such currency in Schedule I hereto or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to each Borrower and each Bank as its Euro-Currency Payment Office and, (ii) for each other Designated Currency, such office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to each Borrower and each Bank as its Euro-Currency Payment Office for such Designated Currency.

   "Euro-Currency Rate" means a rate of interest determined pursuant to Section
2.07 on the basis of the London Interbank Offered Rate.

   "Euro-Currency Reference Banks" shall mean the principal London offices of National Westminster Bank plc, Morgan Guaranty Trust Company of New York and Union Bank of Switzerland and each such other bank as may be appointed pursuant to Section 10.07(f).

   "Euro-Currency Reserve Percentage" shall mean with respect to any Bank for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement imposed on such Bank in respect of "Eurocurrency Liabilities" as defined in Regulation D promulgated by such Board (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans and Money Market LIBOR Loans is determined or in respect of any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents).

   "Event of Default" shall have the meaning assigned to that term in Section 6.01.

   "Excluded Subsidiaries" means at any time (i) ARCO Chemical Company and its subsidiaries if the Company owns at such time directly or indirectly less than 90% of the outstanding voting securities of ARCO Chemical Company, (ii) Vastar Resources, Inc. and its subsidiaries if the Company owns at such time directly or indirectly less than 90% of the outstanding voting securities of Vastar Resources, Inc. and (iii) Lyondell Petrochemical Company and its subsidiaries if the Company owns at such time directly or indirectly less than 90% of the outstanding voting securities of Lyondell Petrochemical Company.

   "Existing Credit Agreement" means the Credit Agreement dated as of May 31, 1990 among the "Borrowers" referred to therein, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent.

   "Facility Fee Rate" has the meaning set forth in Section 2.07(h).

   "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

   "Fixed CD Rate" shall have the meaning set forth in Section 2.07(b).

   "Fixed Rate Loans" shall mean CD Loans or Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)(iii)) or any combination of the foregoing.

   "Foreign Subsidiary Borrower" shall mean a Subsidiary Borrower (i) incorporated in a jurisdiction other than a jurisdiction of the United States of America or (ii) incorporated in a jurisdiction of the United States of America and treated as resident for tax purposes in a jurisdiction other than a jurisdiction of the United States of America by the relevant taxing authority of such other jurisdiction.

   "FX Date" shall mean the date on which the Agent's spot rate of exchange shall be determined for purposes of calculating the Dollar Amount and Equivalent Amount of any currency at any time. With respect to any calculation of Dollar Amount or Equivalent Amount as of:

      (i) any borrowing date and the last day of each Interest Period for any type of Borrowing or Group of Loans, the relevant FX Date shall be the latest date by which a Notice of Borrowing or Notice of Interest Rate Election (if any) is required to be delivered with respect to such Borrowing or Group of Loans (unless the Group or Borrowing consists of Base Rate Loans or CD Loans pursuant to Section 2.04(c), 8.01(a), 8.02 or 8.04(b), in which case the relevant FX Date shall be four Euro-Currency Business Days before the borrowing date or last day of the Interest Period);

      (ii) the Commitment Termination Date, the relevant FX Date shall be four Euro-Currency Business Days before the Commitment Termination Date;

     (iii) any date of prepayment of any Loan which is not also a borrowing date, the relevant FX Date shall be the date of such prepayment; and

      (iv) each day on which any vote or other action by the Required Banks or Banks having a specified proportion of the principal amount of the Loans is to be taken or to be effective and each other day not specified above on which the Dollar Amount or Equivalent Amount is to be determined (including, without limitation, pursuant to Section 6.01(e) and 6.01(i)), the relevant FX Date shall be such day.

   "Group of Loans" means at any time a group of Loans consisting of (i) all Syndicated Loans which are Base Rate Loans at such time, (ii) all Euro-Currency Loans having the same Interest Period at such time or (iii) all CD Loans having the same interest period at such time, provided that, if a Syndicated Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to
Section 8.02 or 8.03, such Loan
shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

   "Guarantee" shall mean to guarantee or act, directly or indirectly, as a surety for any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, to incur or assume any obligation, direct or indirect, contingent or otherwise, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include to endorse for collection or deposit in the ordinary course of business.

   "Interest Period" shall mean: (1) with respect to each Euro-Currency Borrowing, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 1, 2, 3 or 6 months thereafter (or 9 or 12 months thereafter if all Euro-Currency Reference Banks agree to such period) as the Borrower of such Borrowing may elect in the applicable notice; provided that:

      (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

       (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

       (c) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

   (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter (or 360 days thereafter if all CD Reference Banks agree to such period) as the Borrower of such Borrowing may elect in the applicable notice; provided that:

       (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

       (b) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

   (3) with respect to each Base Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30 days thereafter; provided that:

       (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

       (b) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

    (4) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower of such Borrowing may elect in accordance with Section 2.03; provided that:

       (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

       (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

       (c) any Interest Period which begins before the Commitment Termination Date and would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date; and

   (5) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending on such day (not earlier than the seventh day) thereafter as the Borrower of such Loan may elect in accordance with Section 2.03; provided that:

       (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day; and

       (b) any Interest Period which begins before the Commitment Termination Date and would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

   "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

   "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

   "Loan" shall mean a Domestic Loan or a Euro-Currency Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Currency Loans or Money Market Loans or any combination of the foregoing.

   "London Interbank Offered Rate" shall have the meaning set forth in Section 2.07(c).

   "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $200,000,000.

   "Material Subsidiary" shall mean at any time a Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

   "Money Market Absolute Rate" shall have the meaning set forth in Section 2.03(d)(ii)(E).

   "Money Market Absolute Rate Loan" shall mean a Loan to be made by a Bank pursuant to an Absolute Rate Auction.

   "Money Market Lending Office" shall mean, as to each Bank, (i) for Money Market Loans denominated in Dollars, its Domestic Lending Office for Base Rate Loans or such other office, branch or affiliate of such Bank as it may from time to time specify as its Money Market Lending Office by notice to each Borrower and the Agent and (ii) for Money Market Loans denominated in each other Designated Currency, such office, branch or affiliate of such Bank as it may from time to time specify as its Money Market Lending Office for such other Designated Currency by notice to each Borrower and the Agent (or, if no such office is specified, its Domestic Lending Office for Base Rate Loans); provided that any Bank may from time to time by notice to each Borrower and the Agent designate separate Money Market Lending Offices for each of its Money Market LIBOR Loans denominated in each Designated Currency and its Money Market Absolute Rate Loans in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to one or all of such offices, as the context may require.

   "Money Market LIBOR Loan" shall mean a Loan to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

   "Money Market Loan" shall mean a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

   "Money Market Margin" shall have the meaning set forth in Section 2.03(d)(ii)(D).

   "Money Market Quote" shall mean an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

   "Mortgage" shall mean, with respect to any asset, any mortgage, lien, pledge or other encumbrance of any kind in respect of such asset.

   "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

   "New York Interbank Offered Rate" applicable to any Interest Period for any Euro-Currency Loan or Money Market LIBOR Loan shall mean the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the currency in which such Euro-Currency Loan or Money Market LIBOR Loan is denominated are offered to each of the Euro-Currency Reference Banks in the New York interbank market at approximately 11:00 a.m., New York City time, two Euro-Currency Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Euro-Currency Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

   "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto and issued to a Bank upon its request pursuant to Section 2.05, evidencing the obligation of such Borrower to repay the Loans made by it, and "Note" means any one of such promissory notes issued hereunder.

   "Notice of Borrowing" shall mean a Notice of Syndicated Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)) and "the date of a Notice of Borrowing" shall mean the date the Notice of Borrowing is given to the Agent pursuant to Section 2.02 or 2.03(f), as the case may be.

   "Notice of Interest Rate Election" has the meaning set forth in Section 2.06.

   "Parent" means, with respect to any Bank, any Person controlling such Bank.

   "Participant" has the meaning set forth in Section 10.07(b).

   "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

   "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

   "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

   "Prime Rate" shall mean the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

   "Qualifying Bank" shall mean, with respect to a Money Market Borrowing, any Bank incorporated in, or formed under the law of, the country designated in the Money Market Quote Request for such Borrowing or any other Bank whose Money Market Lending Office for such Money Market Borrowing is located in such country.

   "Quarterly Date" shall mean the last day of each February, May, August and November, commencing February 28, 1995.

   "Reference Banks" shall mean the CD Reference Banks or the Euro-Currency Reference Banks, as the context may require, and "Reference Bank" shall mean any one of such Reference Banks.

   "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time (including any successor provision thereto or any other United States law or regulation imposing reserves on deposits or loans).

   "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time (including any successor provision thereto).

   "Required Banks" shall mean at any date Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, having Loans the Dollar Amount of the aggregate principal amount of which evidence at least 51% of the Dollar Amount of the outstanding aggregate principal amount of all the Loans.

   "Restricted Property" shall mean:

       (a) any property interest owned by the Company or a Subsidiary in land located in the continental United States of America (which for the purposes hereof shall include any property located off the coast of the continental United States of America on which the Company or any Subsidiary conducts operations pursuant to leases, rights or other authorizations from the United States of America or any state thereof located within the continental United States of America) and classified by such owner as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities;

       (b) any refining plant or manufacturing plant owned by the Company or a Subsidiary and located in the continental United States of America, except
   (i) related facilities which in the opinion of the Board of Directors of the Company are transportation or marketing facilities, and (ii) a refining plant or manufacturing plant which in the opinion of the Board of Directors of the Company is not a principal plant of the Company and its Subsidiaries; and

       (c) any shares of capital stock or indebtedness of a Restricted Subsidiary (excluding any of such shares which constitute "margin stock" as defined in Regulation U).

   "Restricted Subsidiary" shall mean any Subsidiary of the Company which owns any Restricted Property, except a Subsidiary substantially all the physical properties of which are located outside the continental United States of America.

   "Revolving Credit Period" shall mean the period from the date hereof to and including the Commitment Termination Date.

   "Subsidiary" shall mean any corporation or other entity (other than an Excluded Subsidiary) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned directly or indirectly by the Company.

    "Subsidiary Borrower" shall mean each Subsidiary which has executed and delivered to the Agent a counterpart of this Agreement.

   "Syndicated Loan" shall mean a Domestic Loan or a Euro-Currency Loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Syndicated Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

   "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

    Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks.

                                   ARTICLE II

                                  The Credits

   Section 2.01. Commitments to Lend. (a) During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrowers severally pursuant to this Section from time to time amounts such that the Dollar Amount of the aggregate principal amount of all Syndicated Loans by such Bank outstanding to all Borrowers on the date of any such Borrowing shall not exceed the amount of its Commitment. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $50,000,000 (or the Approximate Equivalent Amount thereof) or any larger multiple of $5,000,000 (or the Approximate Equivalent Amount thereof) (except that, subject to the provisions of Section 3.02(ii), any such Borrowing may be in the aggregate amount of the unused Commitments or the Equivalent Amount thereof) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, each Borrower may borrow under this subsection, repay, or to the extent permitted by
Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection.

   (b) Each Bank severally agrees to make Euro-Currency Loans in the Agreed Currencies; provided that, after giving effect to such Borrowing, the Euro-Currency Loans shall be denominated in not more than six Agreed Currencies (including Dollars).

    Section 2.02. Notice of Syndicated Borrowings. Each Borrower shall give the Agent notice (a "Notice of Syndicated Borrowing") not later than (w) 12:00 noon, New York City time, on the Domestic Business Day of each Base Rate Borrowing,
(x) 12:00 noon, New York City time, the next Domestic Business Day before each CD Borrowing (or the second Domestic Business Day before any CD Borrowing for which a 360 day Interest Period is requested), (y) 12:00 noon, New York City time, in the case of a Euro-Currency Borrowing to be made in Dollars, the third Euro-Currency Business Day before each such Euro-Currency Borrowing (or the fourth Euro-Currency Business Day before any such Euro-Currency Borrowing for which a 9 or 12 month Interest Period is requested) and (z) 12:00 noon, New York City time, in the case of a Euro-Currency Borrowing to be made in an Agreed Currency other than Dollars, the fourth Euro-Currency Business Day before each such Euro-Currency Borrowing, specifying:

       (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing,

      (ii) the aggregate amount of such Borrowing; provided that, in any period of five consecutive Domestic Business Days, the aggregate Dollar Amounts of all Syndicated Borrowings and all Money Market Borrowings in Canadian dollars and French francs as of the respective dates of Borrowing shall not exceed $300,000,000 in each such currency,

      (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Currency Rate and, if at a Euro-Currency Rate, the currency thereof in accordance with the provisions of
   Section 2.01(c) and

       (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period and provided that deposits in the currency of such Borrowing are being offered for such Interest Period to the Euro-Currency Reference Banks in the London interbank market.

   Section 2.03. Money Market Borrowings. (a) In addition to Syndicated Borrowings pursuant to Section 2.01, each Borrower may, as set forth in this Section, request the Banks (or, if the Borrower has requested Money Market Quotes only from Qualifying Banks pursuant to subsection (b)(iii) of this Section, the Qualifying Banks) during the Revolving Credit Period to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

   (b) When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (x) 10:00 a.m., London time, on the fifth Euro-Currency Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction in a Designated Currency other than Dollars, (y) 11:00 a.m., New York City time, on the fourth Euro-Currency Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction in Dollars or (z) 11:00 a.m., New York City time, on the next Domestic Business
Day before the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as such Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

       (i) the proposed date of Borrowing, which shall be a Euro-Currency Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

      (ii) the proposed currency of such Borrowing, which shall be a Designated Currency in the case of a LIBOR Auction or Dollars in the case of an Absolute Rate Auction; provided that after giving effect to such Borrowing, the outstanding Loans shall be denominated in not more than six Designated Currencies (including Dollars);

      (iii) if the Borrower is a Foreign Subsidiary Borrower and will realize a tax benefit (or avoid a tax or reimbursement liability) with respect to Loans made by Qualifying Banks but not with respect to Loans made by other Banks, whether the Money Market Quotes are being requested from all of the Banks or only from Qualifying Banks,

       (iv) the aggregate amount of such Borrowing, which shall be at least $50,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $5,000,000 (or the Approximate Equivalent Amount thereof); provided that the Dollar Amount of such Borrowing shall not be more than the then aggregate amount of the Commitments and, in any period of five consecutive Domestic Business Days, the aggregate Dollar Amount of all Syndicated Borrowings and all Money Market Borrowings in Canadian dollars and French francs as of the respective dates of Borrowing shall not exceed $300,000,000 in each such currency;

       (v) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

      (vi) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

Such Borrower may request offers to make Money Market Loans for more than one Interest Period but not more than one currency in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Currency Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

   (c) Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks (or, if the Borrower has requested Money Market Quotes only from Qualifying Banks pursuant to subsection (b)(iii) of this Section, to the Qualifying Banks) by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by such Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

   (d)(i) Each Bank (or, if the Borrower has requested Money Market Quotes only from Qualifying Banks pursuant to subsection (b)(iii) of this Section, each Qualifying Bank) may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 10.01 not later than (x) 3:00 p.m., London time, on the fourth Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in a Designated Currency other than Dollars, (y) 10:00 a.m., New York City time, on the third Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars, or (z) 9:30 a.m., New York City time, on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as such Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies such Borrower of the terms of the offer or offers contained therein not later than (A) 2:00 p.m., London time, on the fourth Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in a Designated Currency other than Dollars, (B) 9:30 a.m., New York City time, on the third Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars, or (C) 9:15 a.m., New York City time, on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of such Borrower.

   (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

         (A) the proposed date of Borrowing and, in the case of a LIBOR Auction, the proposed currency of such Borrowing;

         (B) the principal amount of each Money Market Loan for which each such offer is being made, (w) the Dollar Amount of which principal amount may be greater or less than the Commitment of the quoting Bank, (x) which principal amount must be $5,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof),
   (y) which principal amount may not exceed in the aggregate with the other Money Market Loans included in such offer the principal amount of Money Market Loans for which offers were requested and (z) which principal amount may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted;

         (C) the duration of the Interest Period applicable to each Money Market Loan for which each such offer is being made, subject to the provisions of the definition of Interest Period;

         (D) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate;

         (E) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan;

         (F) the identity of the quoting Bank; and

         (G) if the Borrower has requested Money Market Quotes only from Qualifying Banks pursuant to subsection (b)(iii) of this Section, a representation and warranty from the quoting Bank that it is a Qualifying Bank.

   (iii) Any Money Market Quote shall be disregarded that:

       (A) is not substantially in the form of Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) of this Section;

       (B) contains qualifying, conditional or similar language;

       (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

       (D) arrives after the time set forth in subsection (d)(i) of this Section.

   (e) The Agent shall promptly notify such Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) of this Section and (ii) of any subsequent Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request; provided that any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to such Borrower shall specify (x) the aggregate principal amount and currency of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (y) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (z) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

   (f) Not later than (x) 5:00 p.m., London time, on the fourth Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in a Designated Currency other than Dollars, (y) 11:15 a.m., New York City time, on the third Euro-Currency Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction in Dollars, or (z) 10:30 a.m., New York City time, on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as such Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), such Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) of this Section. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Such Borrower may accept any Money Market Quote in whole or in part; provided that:

       (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

       (ii) the principal amount of each Money Market Borrowing must be at least $50,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $5,000,000 (or the Approximate Equivalent Amount thereof); provided that the Dollar Amount of such Borrowing shall not be more than the then aggregate amount of the Commitments;

       (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

       (iv) such Borrower may not accept any offer that is described in subsection (d)(iii) of this Section or that otherwise fails to comply with the requirements of this Agreement.

    (g) If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount of Money Market Loans than can be accepted for the related Interest Period (after giving effect to the acceptance of all lower Money Market Margins or Money Market Absolute Rates, as the case may be, properly offered for such Interest Period), the principal amount of Money Market Loans which can be accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples of $1,000,000 (or the Approximate Equivalent Amount thereof), as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Money Market Loans by each Bank shall be conclusive in the absence of manifest error.

    SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower giving such notice except pursuant to subsection (c) of this Section or Section 8.01(a).

    (b) On the date of each Borrowing, each Bank participating therein shall make available its ratable share of such Borrowing, (i) if such Borrowing is denominated in Dollars, not later than 12:00 noon, New York City time (or, in the case of any Borrowing of Base Rate Loans, 1:00 p.m., New York City time), in Federal or other funds immediately available to the Agent, in New York City at its address specified in or pursuant to Section 10.01 and (ii) if such Borrowing is denominated in another currency, not later than 12:00 noon, local time in the city of the Agent's Euro-Currency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Euro-Currency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower making such Borrowing at the Agent's aforesaid address.

    (c) Notwithstanding the satisfaction of all conditions referred to in
Section 2.01(c), 2.02 or 2.03(b) with respect to any Borrowing in any currency other than Dollars, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agent make it impracticable for the Euro-Currency Loans or Money Market LIBOR Loans comprising such Borrowing to be denominated in the currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Loans shall not be denominated in such currency but shall be made on the date of such Borrowing in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, as Base Rate Loans, unless the Borrower notifies the Agent at least one Domestic Business Day before such date that it elects not to borrow on such date.

    Section 2.05. Notes. (a) Each Bank may, by notice to a Borrower and the Agent (to be given not later than two Domestic Business Days prior to the initial Borrowing) request either that (i) its Loans be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower or (ii) its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans to such Borrower. Except as so requested by a Bank and to the extent a Note is issued by a Borrower pursuant to this Section 2.05, Loans made by such Bank are not represented or evidenced by any promissory note.

    (b) Each Note issued pursuant to this Section 2.05 shall be in substantially the form of Exhibit A hereto with appropriate modifications, if such Note evidences solely Loans of a particular type, to reflect such fact. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes of each Borrower, as the context may require.

    (c) Upon receipt of each Note of a Borrower (if any) pursuant to Section 3.01(vi), the Agent shall send such Note to the relevant Bank. Each Bank shall record, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the date, currency, amount and maturity of each Loan made by it to such Borrower and the date and amount of each payment of principal made by such Borrower with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of such Borrower hereunder or under its Note. Each Bank is hereby irrevocably authorized by each Borrower so to endorse such Borrower's Note and to attach to and make a part of any such Note a continuation of any such schedule as and when required.

    SECTION 2.06. Method of Electing Interest Rates. (a) The Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Syndicated Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

       (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Currency Loans as of any Euro-Currency Business Day;

       (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Currency Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.13 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

       (iii) if such Loans are Euro-Currency Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Currency Loans for an additional Interest Period, subject to
   Section 2.13 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than (w) 12:00 noon, New York City time, on the Domestic Business Day of any conversion into or continuation as Base Rate Loans, (x) 12:00 noon, New York City time, the next Domestic Business Day before any conversion into or continuation as CD Loans (or the second Domestic Business Day before any CD Loans for which a 360 day Interest Period is requested), (y) 12:00 noon, New York City time, on the third Euro-Currency Business Day before any conversion into or continuation as Euro-Currency Loans (or the fourth Euro-Currency Business Day before any such conversion into or continuation as Euro-Currency Loans for which a 9 or 12 month Interest Period is requested) and (z) 12:00 noon, New York City time, on the fourth Euro-Currency Business Day before any conversion into or continuation as Euro-Currency Loans in an Agreed Currency other than Dollars. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans
          --------
comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $50,000,000 or any larger multiple of $5,000,000.

   (b) Each Notice of Interest Rate Election shall specify:

       (i) the Group of Loans (or portion thereof) to which such notice applies;

       (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

       (iii) if the Loans comprising such Group are to be converted, the new type of Loans (including the currency thereof) and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

       (iv) if such Loans are to be continued as CD Loans or Euro-Currency Loans in the same currency for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.


   (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

   (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section 2.06 shall not constitute a "Borrowing" for purposes of the provisions of Section 3.02 or otherwise.

   Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the last day of each Interest Period applicable thereto, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Currency Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

   (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest

Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan at the date such payment was due.

   The "Fixed CD Rate" applicable to any Interest Period means a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate.

   The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                            {   CDBR   }*
                     ACDR = {----------} + AR
                            {1.00 - DRP}


                     ACDR = Adjusted CD Rate
                     CDBR = CD Base Rate
                      DRP = Domestic Reserve Percentage
                       AR = Assessment Rate


----------------
* The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%



   The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 a.m., New York City time (or as soon thereafter as practicable), on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

   "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Fixed CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

   "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

   (c) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

   The "London Interbank Offered Rate" applicable to any Interest Period for any Loan shall mean the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the currency in which such Loan is denominated are offered to each of the Euro-Currency Reference Banks in the London interbank market at approximately 11:00 a.m., London time, two Euro-Currency Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of the Loan of such Euro-Currency Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

   (d) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Euro-Currency Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than three months as the Agent may elect) deposits in the relevant currency in an amount approximately equal to such overdue payment due to each of the Euro-Currency Reference Banks are offered to such Euro-Currency Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of (i) if such Euro-Currency Loan is denominated in Dollars, 1% plus the rate applicable to Base Rate Loans for such day and (ii) if such Euro-Currency Loan is denominated in any other currency, 1% plus the cost to such Bank of funding or maintaining such Euro-Currency Loan. The certificate of such Bank as to the cost of funding or maintaining such Euro-Currency Loan shall be conclusive absent manifest error).

   (e) Subject to Section 8.01(a)(1), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with subsection
(c) of this Section as if each Euro-Currency Reference Bank were to participate in the related Money Market Borrowing ratably in proportion to its Commitment) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of (i) if such Money Market Loan is denominated in Dollars, 1% plus the rate applicable to Base Rate Loans for such day and (ii) if such Money Market Loan is denominated in any other currency, 1% plus the cost to such Bank of funding or maintaining such Money Market Loan. The certificate of such Bank certifying the cost of funding or maintaining such Money Market Loan shall be conclusive absent manifest error.

   (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the appropriate Borrower and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

   (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

   (h) Each of "CD Margin", "Euro-Currency Margin" and "Facility Fee Rate" means, for any day, the amounts set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies on such day:

---------------------------------------------------------------------------------
                           Level I       Level II      Level III      Level IV
                           Pricing       Pricing       Pricing        Pricing
---------------------------------------------------------------------------------
Euro-Currency              0.120%         0.160%        0.300%         0.500%
Margin
---------------------------------------------------------------------------------
CD Margin                  0.245%         0.285%        0.425%         0.625%
---------------------------------------------------------------------------------
Facility Fee Rate          0.080%         0.090%        0.150%         0.250%
---------------------------------------------------------------------------------

   As used herein, the following terms have the following meanings:

   "Level I Pricing" applies on any date if, on such date, the Company's Long-Term Debt is rated (x) AA- or higher by S&P or Aa3 or higher by Moody's and (y)
                                            --                          ---
not less than A- by S&P and not less than A3 by Moody's.
                        ---

   "Level II Pricing" applies on any date if, on such date, (i) the Company's Long-Term Debt is rated (x) A- or higher by S&P or A3 by Moody's and (y) not
                                                --               ---
less than BBB- by S&P and not less than Baa3 by Moody's and (ii) Level I Pricing
                      ---
does not apply.

   "Level III Pricing" applies on any date if, on such date, (i) the Company's Long-Term Debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and
                                              --
(ii) neither Level I nor Level II Pricing applies.

   "Level IV Pricing" applies on any date if, on such date, none of Level I, Level II and Level III Pricing applies.

   "Long-Term Debt" means the senior unsecured public long-term debt securities of the Borrower without third-party credit enhancement.

   "Moody's" means Moody's Investors Service, Inc.

   "Pricing Level" refers to the determination of which of Level I, Level II, Level III or Level IV Pricing applies on any date.

   "S&P" means Standard & Poor's Ratings Group.

   Section 2.08. Fees. (a) The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate for such day. Such facility fee shall accrue (i) from and including the date upon which this Agreement becomes effective pursuant to Section 10.06 hereof to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

   (b) The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

   (c) Accrued fees under subsection (a) of this Section shall be payable quarterly in appears on the fifth Domestic Business Day after each Quarterly Date for the quarter ending on such Quarterly Date or, if earlier, the fifth Domestic Business Day after the date of termination of the Commitments in their entirety, and on the fifth Domestic Business Day after the date on which the Loans shall be repaid in their entirety.

    Section 2.09. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' irrevocable notice to the Agent, terminate at any time, or reduce from time to time by an aggregate amount of $50,000,000 or a larger multiple of $5,000,000 the aggregate amount of the Commitments in excess of the Dollar Amount of the aggregate outstanding principal amount of the Loans.

    Section 2.10. Maturity of Loans; Mandatory Termination of Commitments. (a) The Commitments shall terminate on the Commitment Termination Date, and any Syndicated Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

   (b) The outstanding principal balance of each Money Market Loan shall be payable on the last day of the Interest Period applicable to such Loan.

   (c) On the last day of each Interest Period, the Company shall repay, or cause one or more Subsidiary Borrowers to repay, such principal amount (together with accrued interest thereon) of each Bank's outstanding Syndicated Loans, if any, as may be necessary so that after such repayment the Dollar Amount of the aggregate outstanding principal amount of all Loans outstanding hereunder does not exceed the amount of the Commitments on such day.

   Section 2.11. Optional Prepayments. (a) Each Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans (or any Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or, subject to Section 2.13 and upon at least three Euro-Currency Business Days' notice to the Agent, prepay any Group of CD or Euro-Currency Loans in whole at any time, or from time to time in part in amounts aggregating $50,000,000 (or the Approximate Equivalent Amount thereof) or any larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group. No Borrower may prepay all or any portion of the principal amount of any Money Market Loan (other than a Money Market LIBOR Loan bearing interest at the Base Rate pursuant to Section 8.01(a)) prior to the maturity thereof.

   (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by any Borrower.

    Section 2.12. General Provisions as to Payments. (a) All payments to be made by each Borrower hereunder or under the Notes in Dollars shall be made not later than 12:00 noon, New York City time, on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

   (b) Each Borrowing shall be repaid or prepaid in the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. All payments to be made by each Borrower hereunder or under the Notes in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Euro-Currency Payment Office for such currency. The Agent will promptly cause such payments to be distributed to each Bank in like funds and currency. Notwithstanding the foregoing provisions of this Section, if, after the making of any Loan in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the "New Currency") are introduced and the type of currency in which the Borrowing was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Banks in such Original Currency, then all payments to be made by each Borrower hereunder or under the Notes in such currency shall be made in such amount and such type of the New Currency as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

   (c) Whenever any payment of principal of, or interest on, the Domestic Loans or of additional compensation shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day occurs in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

   (d) Unless the Agent shall have been notified by a Bank or a Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or such Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (each of such payments being herein called a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at the Federal Funds Rate, if the recipient is a Bank, and at a rate equal to the rate which, if the recipient is a Borrower, the recipient would have been obligated to pay hereunder for the Loans that are the subject of, or are equivalent to, such payment for such period.

    Section 2.13. Funding Losses. Each Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any reasonable loss, cost or expense incurred by such Bank (or, subject to Section 10.07(b), by an existing or prospective Participant in the related Loan) as a result of:

    (a) any prepayment of a Fixed Rate Loan or any conversion of a Fixed Rate Loan of such Borrower (pursuant to Section 2.06 or 2.11, Article VI or VIII or otherwise) held by such Bank on a date before the last day of an Interest Period applicable thereto, or before the end of an applicable period fixed pursuant to
Section 2.07(d) or

    (b) any failure by such Borrower to borrow a Fixed Rate Loan (except to the extent any Bank shall fail to make funds available to the Borrower in accordance with this Agreement, but including a failure to borrow due to the occurrence of any event described in Section 2.04(c)) held or to be held by such Bank on the date for such Borrowing specified in the relevant Notice of Borrowing under
Section 2.02 or 2.03(f),

such compensation to be payable in the currency specified in the certificate referred to below and to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, converted or not borrowed, for the period from the date of such prepayment or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Fixed Rate Loan provided for herein (excluding, however, the CD Margin, the Euro-Currency Margin or any positive Money Market Margin, as the case may be, included therein) over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market or in the New York certificate of deposit market; provided that such Bank shall have delivered to such Borrower, within 60 days after the date of such prepayment, conversion or failure to borrow, a certificate as to the amount and currency of such loss or expense, which certificate shall set forth in reasonable detail the basis for such loss or expense and shall be conclusive in the absence of manifest error.

    Section 2.14. Computation of Interest and Fees. Interest based on the Prime Rate and interest on Borrowings denominated in pounds sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

   Section 2.15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's New York office on the Euro-Currency Business Day preceding that on which final, non-appealable judgement is given. The obligations of the Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Currency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 10.11, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

   Section 2.16. Foreign Taxes. (a) All payments made by any Foreign Subsidiary Borrower in respect of principal of and interest on its Syndicated Borrowings and of all other amounts payable by it under this Agreement are payable without deduction for or on account of any present or future taxes, duties, withholdings or other charges levied or imposed by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority thereof or therein (herein called "Foreign Taxes"). If any such Foreign Subsidiary Borrower shall be required by law to deduct or withhold any Foreign Taxes from any such amount payable by it hereunder or under any of its Notes in connection with a Syndicated Borrowing to or for the account of any Bank, (i) such amount shall be increased as may be necessary so that, after making such deductions or withholdings (including any deductions or withholdings applicable to additional amounts payable pursuant to this Section), such Bank receives an amount equal to the amount it would have received had no such deductions or withholdings been made and (ii) such Foreign Subsidiary Borrower shall make such deductions and withholdings and pay the amount thereof to the relevant government, political subdivision or taxing authority at or prior to the time required to be paid under applicable law (and shall promptly furnish to the Agent, for the benefit of the Banks, receipts evidencing such payment). In addition, each such Foreign Subsidiary Borrower will pay any present or future stamp or documentary taxes or similar taxes or levies imposed by any government, political subdivision or taxing authority referred to in the first sentence of this subsection arising from any payment by it hereunder or under any of its Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of its Notes (herein called "Other Taxes"). Each such Foreign Subsidiary Borrower will indemnify each Bank and the Agent for, and hold each Bank and the Agent harmless against, the full amount of Foreign Taxes in connection with a Syndicated Loan or Other Taxes (including, without limitation, any Foreign Taxes in connection with a Syndicated Loan or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid or payable by such Bank or the Agent and any liability of such Bank or the Agent relating thereto (including, without limitation, penalties, interest and expenses). This indemnification shall be made within 15 days after demand by such Bank or the Agent (as the case may be).


    (b) If the cost to any Bank of making or maintaining any Syndicated Loan to a Foreign Subsidiary Borrower is increased, or the amount of any sum received or receivable under a Syndicated Loan by any Bank (or its Applicable Lending Office) is reduced, by an amount deemed by such Bank to be material, which increase or reduction would not have occurred but for the fact that such Foreign Subsidiary Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States of America, such Foreign Subsidiary Borrower shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). This Section 2.16(b) shall not apply to any liabilities with respect to Foreign

Taxes or Other Taxes or liabilities which would be Foreign Taxes or Other Taxes in the absence of the exclusionary language in Section 2.16(c). A certificate of such Bank claiming indemnification under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

   (c) Notwithstanding the provisions of clause (a) above, no Foreign Subsidiary Borrower shall indemnify any Bank for or pay any additional amount or amounts to any Bank with respect to any tax, assessment or other governmental charge (i) imposed on, based upon, or measured by income of the Bank and franchise and similar taxes imposed upon the Bank by any jurisdiction in which such Bank is incorporated or maintains its principal place of business or Applicable Lending Office, (ii) imposed as a result of a connection between the taxing jurisdiction and such Bank (other than a connection resulting solely from the transactions contemplated by this Agreement), (iii) imposed as a result of the transfer by such Bank of its interest in any Note or this Agreement or a change (other than pursuant to this Section 2.16(c)) in its Applicable Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of the Bank's interest in any Note or this Agreement or change in the Bank's Applicable Lending Office), (iv) imposed as a result of a failure of any Bank to comply fully with the requirements of the last sentence of this Section 2.16(c), or (v) that would not have been imposed but for (A) a failure by such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning such Bank if such compliance is required by statute or regulation of such country as a precondition to relief or exemption (whether available by statute or tax treaty) from such tax, assessment or other governmental charge or (B) a determination by a taxing authority or a court of competent jurisdiction that a certification, information, documentation or other proof provided by such Bank to establish an exemption from such tax, assessment or governmental charge is false. Each Bank will promptly notify the Company, the relevant Foreign Subsidiary Borrowers, and the Agent of any event of which it has knowledge that will entitle such Bank to any payment or indemnification under clause (a) or (b) of this Section 2.16. If the Foreign Subsidiary Borrower is or will be required to pay additional amounts under this
Section 2.16 to or for the account of any Bank, then such Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such payment or indemnification and will not, in the good faith opinion of such Bank, be otherwise disadvantageous to such Bank.

    (d) If, and to the extent that, any Bank shall obtain a credit against its United States federal income tax liability for any Foreign Taxes or Other Taxes indemnified or paid by any Foreign Subsidiary Borrower pursuant to this Section, such Bank agrees to enter into negotiations in good faith with such Foreign Subsidiary Borrower to determine the basis on which reimbursement of such credit can be made to such Foreign Subsidiary Borrower.

    (e) If, and to the extent that, any Bank shall receive a refund of any Foreign Taxes or other Taxes indemnified or paid by any Foreign Subsidiary Borrower pursuant to this Section, such Bank shall pay the amount of such refund (including, without limitation, any interest received with respect thereto) to such Foreign Subsidiary Borrower.

   (f) All tax receipts required to be delivered under this Section shall be originals, duplicate originals or duly certified or authenticated copies.

   Section 2.17. Maximum Interest Rate. (a) Nothing contained in this Agreement or any Note shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

    (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.07, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

   (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.07, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.

                                  ARTICLE III

                           Conditions To Borrowings

    Section 3.01. Initial Borrowing by Each Borrower. The obligation of each Bank to make any Loan to be made by it as part of the initial Borrowing by each Borrower hereunder is subject to the condition precedent that the Agent shall have received the following documents:

      (i) certified copies of the Certificate of Incorporation and By-Laws of such Borrower and the resolutions of the Board of Directors of such Borrower adopted in respect of the transactions contemplated hereby and such other documents as the Agent or the Required Banks may reasonably request relating to the existence of such Borrower, the corporate authority for and the validity of this Agreement and the Notes (if any) of such Borrower, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

    (ii) a Certificate of Incumbency executed by the Secretary or an Assistant Secretary of such Borrower in substantially the form of Exhibit E hereto setting forth the name, title and specimen signature of each Authorized Officer or Authorized Representative of such Borrower (1) who has signed this Agreement on behalf of such Borrower, (2) who will sign the Notes (if any) of such Borrower on behalf of such Borrower or (3) who will, until replaced by another officer or representative duly authorized for that purpose, act as the representative of such Borrower for the purposes of signing documents and giving notices and other communications by such Borrower in connection with this Agreement and the transactions contemplated hereby;

    (iii) an opinion of the General Counsel, a Deputy General Counsel or an Associate General Counsel of the Company, dated on or prior to the date of such initial Borrowing, with respect to such Borrower in substantially the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; provided that such opinion need only cover the Notes (if any) of the Company if such opinion has been previously rendered in all other respects with respect to the Company pursuant to clause (viii) of this Section;

    (iv) an opinion of Davis Polk & Wardwell, special counsel for the Agent, dated on or prior to the date of such initial Borrowing, with respect to such Borrower in substantially the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; provided that such opinion need only cover the Notes (if any) of the Company if such opinion has been previously rendered in all other respects with respect to the Company pursuant to clause
(viii) of this Section;

    (v) a certificate signed by the Chairman of the Board, the President or any Vice President of such Borrower to the effect set forth in clauses (iii) and
(iv) of Section 3.02;

    (vi) for the account of each Bank that has requested a Note in accordance with Section 2.05, a duly executed Note of such Borrower, dated on or before the date of such initial Borrowing, complying with the provisions of Section 2.05;

    (vii) true copies of the designation and acceptance of appointment of the agent appointed by such Borrower pursuant to Section 10.13(b) if such Borrower is a Foreign Subsidiary Borrower; and

       (viii) if the initial Borrowing hereunder is by a Subsidiary Borrower, the documents, certificates and opinions referred to in clauses (i) through
   (v), inclusive, of this Section with respect to the Company, all as if the Company were the Borrower of such initial Borrowing, except that such opinions of counsel shall not cover the Notes (if any) of the Company.

The certificate and opinions referred to in clauses (ii), (iii), (iv) and (v) above shall be dated no more than three Euro-Currency Business Days before the date of such initial Borrowing.

    Section 3.02. Each Borrowing. The obligation of each Bank to make each Loan to be made by it as part of a Borrowing hereunder to any Borrower is subject to the further conditions precedent that:

       (i) the Agent shall have received a Notice of Borrowing as required by
   Section 2.02 or 2.03, as the case may be;

       (ii) the fact that, immediately after such Borrowing, the Dollar Amount of the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

      (iii) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

       (iv) the fact that the representations and warranties of such Borrower contained in this Agreement shall be true on and as of the date of such Borrowing (after giving effect to such Borrowing) as if made on and as of such date (except to the extent they expressly relate to an earlier date); and

       (v) the fact that, if such Borrower is a Subsidiary Borrower, the representations and warranties of the Company contained in this Agreement shall be true on and as of the date of such Borrowing (after giving effect to such Borrowing) as if made on and as of such date (except to the extent they expressly relate to an earlier date).

Each Borrowing hereunder by the Company shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clauses (ii), (iii) and (iv) of this Section. Each Borrowing hereunder by a Subsidiary Borrower shall be deemed to be a representation and warranty on the date of such Borrowing (A) by such Subsidiary Borrower as to the facts specified in clauses (ii), (iii) and (iv) of this Section and (B) by the Company as to the facts specified in clauses (ii), (iii), (iv) and (v) of this Section.




                                   ARTICLE IV

                        Representations And Warranties

    Section 4.01. Representations and Warranties of the Company. The Company represents and warrants to the Banks as follows:

       (a)(1) The Company is (i) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and
   (ii) either is qualified to do business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

       (2) The Company has all corporate power and authority, governmental permits, licenses, consents, authorizations, orders and approvals and other authorizations as are necessary to carry on its business substantially as presently conducted.

       (3) The execution, delivery and performance of this Agreement and of the Notes (if any) of the Company, and Borrowings hereunder by the Company, are within its corporate power and authority and have been duly authorized by all necessary corporate proceedings.

      (4) Neither such authorization nor the execution, delivery and performance by the Company of this Agreement or of the Notes (if any) of the Company hereunder, nor any Borrowing hereunder by the Company when made, will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or governmental authority or of the Certificate of Incorporation or By-Laws of the Company or result in the violation or contravention of, or the acceleration of any obligation under, or cause the creation of any Mortgage on any of the properties of the Company pursuant to the provisions of, any indenture, agreement or other instrument representing Debt, or any other agreement material to the Company and its Consolidated Subsidiaries, considered as a whole, to which it is a party or by which it is bound.

      (5) Assuming its due execution by the Banks and the Agent, this Agreement constitutes a legal, valid and binding agreement of the Company and the Notes (if any) of the Company, when duly executed on behalf of the Company and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company.

       (b) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income and cash flows for the 12 months ended that date, certified by Coopers &

Lybrand, copies of all of which have been delivered to the Banks, fairly present the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and cash flows for such fiscal year, in conformity with generally accepted accounting principles consistently applied.

   (c) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1994 and the related unaudited consolidated statements of income and cash flows for the nine-month period then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with (except as disclosed therein) the financial statements referred to in paragraph (b) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period (subject to normal year-end adjustments).

   (d) Except as disclosed in writing to the Banks, there has been no material adverse change since September 30, 1994 in the business, operations, affairs, assets, condition (financial or otherwise) or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

   (e) Except as disclosed in writing to the Banks, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries in any court or before or by any arbitrator, governmental department, agency or instrumentality, which is reasonably likely to materially and adversely affect the ability of the Company to perform its obligations hereunder and under its Notes (if any) or which in any manner draws into question the validity of this Agreement or any Note.

   (f) No Default has occurred and is continuing.

   (g) No consent, authorization, order or approval of (or filing or registration with) any governmental commission, board or other regulatory authority (other than routine reporting requirements) is required for the execution, delivery and performance by the Company of this Agreement or of the Notes (if any) of the Company or for Borrowings hereunder by the Company.

   (h) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any

   Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Mortgage or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      (i) Each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for such licenses, authorizations, consents or approvals, the absence of which will not materially affect the business of the Company and its Consolidated Subsidiaries taken as a whole.

      (j) There are no Mortgages on any asset of the Company or any Subsidiary on the date hereof which would have been prohibited if Section 5.02 of this Agreement had been in effect on the date the Company or such Subsidiary, as the case may be, acquired such asset.

      (k) Except as disclosed in writing to the Banks, the description of environmental matters affecting the Company and its Subsidiaries contained in each of the Company's reports delivered to the Banks pursuant to clause (ii) of Section 5.01(c) complied in all material respects as of the date of such report with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect and applicable to the Borrower on the date of such report.

    Section 4.02. Representations and Warranties of Each Subsidiary Borrower. Each Subsidiary Borrower represents and warrants to the Banks as follows:

      (a)(1) Such Subsidiary Borrower is (i) a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) either is qualified to do business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

      (2) Such Subsidiary Borrower has all corporate power and authority, governmental permits, licenses, consents, authorizations, orders and approvals, and other authorizations as are necessary to carry on its business substantially as presently conducted.

          (3) The execution, delivery and performance of this Agreement and of the Notes (if any) of such Subsidiary Borrower, and Borrowings hereunder by such Subsidiary Borrower, are within its corporate power and authority and have been duly authorized by all necessary corporate proceedings.

          (4) Neither such authorization nor the execution, delivery and performance by such Subsidiary Borrower of this Agreement or of the Notes (if any) of such Subsidiary Borrower hereunder, nor any Borrowing hereunder by such Subsidiary Borrower when made, will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or governmental authority or of the Certificate of Incorporation or By-Laws of such Subsidiary Borrower or result in the violation or contravention of, or the acceleration of any obligation under, or cause the creation of any Mortgage on any of the properties of such Subsidiary Borrower pursuant to the provisions of, any indenture, agreement or other instrument representing Debt or any other agreement material to such Subsidiary Borrower and its consolidated subsidiaries, considered as a whole, to which it is a party or by which it is bound.

          (5) Assuming its due execution by the Banks and the Agent, this Agreement constitutes a legal, valid and binding agreement of such Subsidiary Borrower and the Notes (if any) of such Subsidiary Borrower, when duly executed on behalf of such Subsidiary Borrower and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of such Subsidiary Borrower.

          (b) Except as disclosed in writing to the Banks, there has been no material adverse change since the last day of the fiscal quarter ending immediately prior to the date on which such Subsidiary Borrower became a party hereto in the business, operations, affairs, assets, condition (financial or otherwise) or results of operations of such Subsidiary Borrower and its consolidated subsidiaries, considered as a whole.

          (c) Except as disclosed in writing to the Banks, there is no action, suit or proceeding pending or, to the knowledge of such Subsidiary Borrower, threatened against or affecting such Subsidiary Borrower or any of its subsidiaries in any court or before or by any arbitrator, governmental department, agency or instrumentality, which would be reasonably likely to materially and adversely affect the ability of such Subsidiary Borrower to perform its obligations hereunder and under its Notes (if any) or which in any manner draws into question the validity of this Agreement or such Notes of such Subsidiary Borrower.

          (d)  No Default has occurred and is continuing.

          (e) No consent, authorization, order or approval of (or filing or registration with) any governmental commission, board or other regulatory authority (other than routine reporting requirements) is required for the execution, delivery and performance by such Subsidiary Borrower of this Agreement or of the Notes (if any) of such Subsidiary Borrower or for Borrowings hereunder by such Subsidiary Borrower.

          (f) Such Subsidiary Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE V

                                   Covenants

     The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable with respect to any loan or under any Note remains unpaid:

     Section 5.01. Certain Information to be Furnished by the Company. The Company will deliver to each Bank:

          (a) as soon as available and in any event within 120 days after the end of each of its fiscal years, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and so certified by a nationally recognized firm of independent certified public accountants;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter, the related consolidated statement of income for such fiscal quarter and for the portion of the fiscal year ended with such quarter and the related consolidated statement of cash flows for the portion of the fiscal year ended with such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

          (c) promptly after the same are available, copies of all (i) financial statements, reports and proxy materials sent to shareholders of the Company and (ii) reports on Forms 10-K, l0-Q and 8-K (or their equivalents) filed by the Company with the

     Securities and Exchange Commission (or any governmental agency succeeding to the functions of such Commission);

          (d) simultaneously with the delivery of the financial statements referred to in clause (a) above, a certificate of the Company signed by the Treasurer, any Assistant Treasurer or other financial officer of the Company stating whether there exists on the date of such certificate any Default, and, if any such Default then exists, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (e) forthwith, if at any time any executive officer of the Company shall obtain knowledge of any Default, a certificate of the Treasurer, any Assistant Treasurer or other financial officer specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Mortgage or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

          (g) promptly after any executive officer becomes aware thereof, a notice concerning any actual change in the rating assigned to any of the Borrower's Long-Term Public Debt from Moody's or S&P (as such terms are defined in Section 2.07(h)); and

          (h) from time to time such further information regarding compliance with this Agreement or the business, operations, affairs, assets, condition (financial or otherwise) or results of operations of the Company and its Consolidated Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     Section 5.02. Limitation on Mortgages. Nothing in this Agreement or in the Notes (if any) shall in any way restrict or prevent the Company or any Subsidiary from incurring any indebtedness; provided that the Company covenants and agrees that neither it nor any Restricted Subsidiary will issue, assume or guarantee any Debt secured by any Mortgage upon any Restricted Property without effectively providing that all of the Loans of all of the Borrowers (together with, if the Company so determines, any other indebtedness or obligation then existing and any other indebtedness or obligation thereafter created ranking equally with the Loans) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured, except that the foregoing provisions shall not apply to:

          (a) Mortgages affecting property of a corporation existing at the time it becomes a Subsidiary of the Company or at the time it is merged into or consolidated with the Company or a Subsidiary;

          (b) Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purpose of financing all or part of the purchase price thereof;

          (c) Mortgages on property to secure all or part of the cost of exploration, drilling or development thereof or, in the case of property which is, in the opinion of the Board of Directors of the Company, substantially unimproved for the use intended by the Company, all or part of the cost of improvement thereof, or to secure Debt incurred to provide funds for any such purpose;

          (d) Mortgages which secure only Debt owing by a Subsidiary to the Company or another Subsidiary;

          (e) Mortgages in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, Mortgages to secure Debt of the pollution control or industrial revenue bond type; or

          (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (e) inclusive or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage shall be limited to all or part of substantially the same property which secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing provisions of this Section, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by Mortgages which would otherwise be subject to the foregoing restrictions or grant any such Mortgage to secure any such Debt in an aggregate principal amount which, together with the aggregate outstanding principal amount of all Debt of the Company and the Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (a) to (f) inclusive above) and the aggregate Value of the Sale and Lease-Back Transactions (as such terms are defined in Section 5.03 hereof) in existence at such time (not including Sale and Lease-Back Transactions as to which the Company has complied with Section 5.03(b) hereof), does not at any one time exceed 10% of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries.

     The following types of transaction, among others, shall not be deemed to create Debt secured by Mortgage:

          (i) the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or such minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment; and

          (ii) Mortgages required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality, or political subdivision of either.

     Section 5.03. Limitation on Sale and Lease-Back. The Company covenants and agrees that neither it nor any Restricted Subsidiary will enter into any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any Restricted Property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property (in this Section and in Section 5.02 hereof called a "Sale and Lease-Back Transaction") unless either:

          (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.02 hereof, to incur Debt in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Mortgage on the property to be leased, without equally and ratably securing the Loans; or

          (b) the Company (and in any such case the Company covenants and agrees that it will do so) during or immediately after the expiration of four months after the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a Restricted Subsidiary) applies to the voluntary retirement of indebtedness of the Company maturing by the terms thereof more than one year after the original creation thereof and ranking at least pari passu with the Loans (hereinafter in this Section 5.03 called "Funded Debt") an amount equal to the Value of such Sale and Lease-Back Transaction, less the principal amount of Funded Debt voluntarily retired by the Company within such four-month period, excluding retirements of Funded Debt as a result of conversions or pursuant to mandatory sinking fund or repayment provisions or by payment at maturity.

For purposes of Section 5.02 hereof and this Section, the term "Value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     Section 5.04. Consolidation, Merger, Disposition of Assets. (a) Subject to the provisions of Section 5.04(b) hereof, nothing contained in this Agreement shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Company, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale or conveyance, other than a consolidation or merger in which the Company is the continuing corporation, the due and punctual payment of the principal of and interest on all of its Loans, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Company, including the guarantee contained in Article IX hereof, shall be expressly assumed by instrument satisfactory in form to the Required Banks and executed and delivered to the Agent by the corporation (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the corporation which shall have acquired such property.

     (b) If, upon any consolidation or merger of the Company with or into any other corporation, or upon the sale or conveyance of all or substantially all the property of the Company to any other corporation, any of the remaining property of the Company or of any Restricted Subsidiary would thereupon become subject to any Mortgage, the Company, prior to or simultaneously with such consolidation, merger, sale or conveyance, will secure the Loans of the Company and all other obligations of the Company under this Agreement, including the guarantee contained in Article IX hereof, equally and ratably with any other obligations of the Company or any subsidiary then entitled thereto, by a direct Mortgage on all such property prior to all Mortgages other than any theretofore existing thereon.

     Section 5.05. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by each Borrower for general corporate purposes. None of such proceeds will be used in violation of Regulation U or of any similar law or regulation.

                                  ARTICLE VI
                                   Defaults

     Section 6.01. Defaults. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) any Borrower shall default in the payment when due of any principal of any Loan or shall default in the payment within ten days of the due date thereof of any interest on any Loan or any other amount payable hereunder;

          (b) the Company shall fail to perform or observe any covenant or agreement to be performed by it contained in Sections 5.02, 5.03, 5.04 or 5.05;

          (c) any Borrower shall fail to perform or observe any covenant or agreement to be performed by it contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice of such failure is given to the Borrower by the Agent at the request of any Bank;

          (d) any Borrower shall have made or be deemed to have made pursuant to this Agreement any representation or warranty in or pursuant to this Agreement, or in any certificate or financial statement delivered pursuant this Agreement or any document delivered pursuant to Article III, which shall prove to have been incorrect in any material respect when made or deemed made;

          (e) the Company or any Subsidiary shall fail to pay any indebtedness for borrowed money (other than the Loans) payable or guaranteed by it, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness or guarantee; provided that (i) the aggregate amount of such indebtedness of or guaranteed by the Borrowers, including any interest or premium thereon, shall exceed $75,000,000 (or the Equivalent Amount thereof) and (ii) there shall be excluded for purposes of the foregoing any such indebtedness or guarantee (A) in favor of any department, agency, instrumentality or political subdivision of the United States of America or any state thereof in respect of any pollution control, industrial revenue bond or other similar type of financing or (B) incurred to finance, or otherwise relating primarily to, any assets, projects or operations located or conducted primarily outside the United States of America; provided, further, that the obligation of the Company or any Subsidiary to pay such indebtedness or guarantee referred to in clause (A) or (B) above is being contested in good faith;

          (f) the Company, any Subsidiary Borrower, any Material Subsidiary or any two or more Subsidiaries which, if such Subsidiaries were one Subsidiary, would be a Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against the Company, any Subsidiary Borrower, any Material Subsidiary or any two or more Subsidiaries which, if such Subsidiaries were one Subsidiary, would be a Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (h) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000; or

          (i) a final, non-appealable judgment or order enforceable by the courts of the United States or the United Kingdom for the payment of money in excess of $50,000,000 (or the Equivalent Amount thereof) shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied for a period of 30 days;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Company terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks having Loans the Dollar Amount of the principal amount of which is more than 51% of the Dollar Amount of the aggregate principal amount of all the Loans, by notice to the Company and each Subsidiary Borrower declare the full unpaid principal of and accrued interest on the Loans and all other amounts payable hereunder to be immediately due and payable, whereupon the Commitments shall terminate and the Loans and such other amounts shall be immediately due and payable, without further notice, presentment, demand, protest or other formality of any kind, all of which are hereby expressly waived by the Company and each Subsidiary Borrower; provided that in the case of the occurrence of an event referred to in clause
(f) or (g) above, the Commitments shall automatically terminate and the full unpaid principal of and accrued interest on the Loans and all other amounts payable hereunder shall automatically become immediately due and payable, without notice, presentment, demand, protest or other formality of any kind, all of which are hereby expressly waived by the Company and each Subsidiary Borrower.

     Section 6.02. Notice of Default. The Agent shall give notice to the Company and each Subsidiary Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII


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


                                   The Agent

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or any affiliate thereof as if it were not the Agent hereunder.

     Section 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

     Section 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                  ARTICLE VIII

                            Change In Circumstances

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. (a) If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing (other than a Money Market Absolute Rate Loan):

          (1) the Agent is advised by the Reference Banks that deposits in the applicable currency (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (2) the Required Banks advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Currency Loans or Money Market LIBOR Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such notice no longer exist: (A)(i) if such circumstances relate to CD Loans, the obligations of the Banks to make, or to continue or convert outstanding Loans as or into, CD Loans shall be suspended or (ii) if such circumstances relate to the London Interbank Offered Rate, the New York Interbank Offered Rate shall replace the London Interbank Offered Rate for purposes of interest rate determinations hereunder for Euro-Currency Borrowings and Money Market LIBOR Borrowings for such Interest Period (and all references herein to the London interbank market and the London Interbank Offered Rate for such purposes shall, unless the context otherwise requires, be deemed to be references to the New York interbank market and the New York Interbank Offered Rate, respectively), as the case may be, and (B) unless the Company notifies the Agent at least one Domestic Business Day before the date of the making or conversion or continuation of any Group of Fixed Rate Loans for which a Notice of Borrowing or Notice of Interest Rate Election has previously been given that it elects not to borrow, continue or convert (as the case may be) on such date or that it elects to do so in another currency such that clause (1) or (2) above is not applicable thereto,

          (i) if such Group of Fixed Rate Loans consists of CD Loans, such CD Loans shall instead be made, converted into or continued (as the case may be) (x) as a Group of Euro-Currency Loans if the relevant Borrower so elects by notice to the Agent and all of the procedures set forth herein for making, converting into or continuing Euro-Currency Loans, as the case may be (including the required notice to the Banks but excluding the three Euro-Currency Business Days' notice required by Section 2.02 or 2.06), can be complied with at such time or (y) as a Money Market LIBOR Borrowing if the relevant Borrower so elects by notice to the Agent and all of the procedures set forth herein for a Money Market LIBOR Borrowing (including the required notice to the Banks) can be complied with at such time or (z) if neither of the foregoing types of Loans or Borrowings is elected or is possible, as Base Rate Loans,

          (ii) if such Group of Fixed Rate Loans consists of Euro-Currency Loans, the interest rate for such Group shall be determined on the basis of the New York Interbank Offered Rate if all of the procedures set forth herein for making, converting into or continuing Euro-Currency Loans (as the case may be) on such basis (including the required notice to the Banks) can be complied with at such time or, if clause (1) or (2) of this subsection is applicable to the New York Interbank Offered Rate at such time, such Group of Euro-Currency Loans shall instead be made, converted into or continued (as the case may be) (x) as a Group of CD Loans if the relevant Borrower so elects by notice to the Agent and all of the procedures set forth herein for making, converting into or continuing CD Loans, as the case may be (including the required notice to the Banks but excluding the three Domestic Business Days' notice required by Section 2.02 or 2.06), can be complied with at such time or (y) if making, converting into or continuing such Loans as CD Loans is not elected or is not possible, then such Euro-Currency Loans shall instead be made or converted into as a Group of Base Rate Loans; provided that, if such Euro-Currency Loans were to be denominated in a currency other than Dollars, the principal amount of the CD Loans or Base Rate Loans, as the case may be, shall be the Dollar Amount of the principal amount of such Euro-Currency Loans, and

          (iii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the interest rate for such Money Market LIBOR Borrowing shall be determined on the basis of the New York Interbank Offered Rate if all of the procedures set forth herein for a Money Market LIBOR Borrowing on such basis (including the required notice to the Banks) can be complied with at such time or, if clause (1) or (2) of this subsection is applicable to the New York Interbank Offered Rate at such time, the Money Market LIBOR Loans comprising such Borrowing shall be made in Dollars in a principal amount equal to the Dollar Amount of the principal amount of such Money Market LIBOR Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     (b) If clause (1) or (2) of subsection (a) of this Section becomes applicable when the New York Interbank Offered Rate has replaced the London Interbank Offered Rate hereunder, then the Agent shall give notice to the Company of such condition and the Company and the Agent (in consultation with the Banks) shall promptly enter into negotiations in good faith with a view to agreeing upon an alternative basis (a "Substitute Basis") acceptable to the Company and the Banks and applicable to all Borrowers for determining the interest rate which shall be applicable to the affected Euro-Currency Loans or Money Market LIBOR Borrower, which rate shall reflect the cost to the Banks of maintaining such Euro-Currency Loans plus the Euro-Currency Margin or maintaining such Money Market LIBOR Loans plus any applicable Money Market Margin as the case may be. If, prior to the expiration of 20 days from the date of such notice by the Agent, the Company and the Banks shall agree upon a Substitute Basis, interest on such Euro-Currency Loans or Money Market LIBOR Loans for the affected Interest Periods commencing during the period beginning two Euro-Currency Business Days after the date of such notice and ending on the date three Euro-Currency Business Days after the Agent notifies the Company and the Banks that the condition specified in clause (1) or (2) of subsection (a) of this Section has ceased to be in effect shall be determined on such Substitute Basis. Each Subsidiary Borrower, by executing and delivering this Agreement, constitutes and appoints the Company its authorized agent for purposes of determining the Substitute Basis applicable to Loans of such Subsidiary Borrower and agrees to be bound by any agreement hereunder by the Company to any such Substitute Basis. If no such agreement has been reached by the expiration of such 20-day period, the Agent shall so notify the Banks and each Bank shall, within ten days after the date of such notice, notify the Company (through the Agent) of the rate (or the basis of determining the rate) at which it is prepared to maintain such Euro-Currency Loans or Money Market LIBOR Loans held by it hereunder for the affected Interest Periods (which rate shall reflect the cost to such Bank of maintaining such Loans plus the Euro-Currency Margin or plus any applicable positive Money Market Margin, as the case may be) and such rate (or basis) shall be applicable to such Euro-Currency Loans or Money Market LIBOR Loans, as the case may be, held by it for the affected Interest Periods applicable thereto referred to in the preceding sentence. The Agent shall determine the total amount of interest payable by each affected Borrower on each date for the payment of interest hereunder determined in accordance with this subsection (b) (to the extent it has received the necessary information from the Banks) and notify such Borrower of such total amount (provided that no Bank's right to receive any interest payable to it hereunder shall be impaired by its failure to provide such information to the Agent). The Company shall have the right at any time to suspend the obligation of each Bank notifying a rate (or basis) pursuant to the second preceding sentence of this subsection to make Euro-Currency Loans.

     Section 8.02. Illegality. If, after November 30, 1994 the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make, maintain or fund its Euro-Currency Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks, the Company and each Subsidiary Borrower, whereupon until such Bank notifies the Company, each Subsidiary Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make, convert into or continue Euro-Currency Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each affected Euro-Currency Loan of such Bank then outstanding shall be converted to a Base Rate Loan (or, if any such Borrower so elects by at least one Domestic Business Day's notice to the Agent and such Bank, a CD Loan or, subject to Section 2.03 and the willingness of such Bank in its own discretion to submit a Money Market Quote, a Money Market Absolute Rate Loan) either (a) on the last day of the then current Interest Period applicable to such Euro-Currency Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day, in any case with an Interest Period coincident with the remaining term of the Interest Period applicable to such affected Euro-Currency Loan of such Borrower, and such Bank shall make such a Domestic Loan.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after (x) November 30, 1994, in the case of any Syndicated Loan or any obligation to make Syndicated Loans or (y) the date of the related Money Market Quote, in the case of any Money

Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other similar charge with respect to its Fixed Rate Loans, its Notes or its obligation to make, convert into or continue Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make, convert into or continue Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located, and except as provided in clause (d) below) or

          (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Currency Loan or Money Market LIBOR Loan any such requirement included in an applicable Euro-Currency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make, convert into or continue Fixed Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, converting into or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower of each affected Fixed Rate Loan or owing the affected sum shall pay to such Bank (without duplication of amounts otherwise payable hereunder) such additional amount or amounts as will compensate such Bank for such increased cost or reduction with respect to such affected Fixed Rate Loan or such affected sum.

     (b) If any Bank shall have reasonably determined that, after November 30, 1994, the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the making of any request or the issuance of any directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or has had the effect of reducing the rate of return on the capital of such Bank (or its Parent) as a consequence of its obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the relevant Borrower or (if such Bank is unable to reasonably allocate such effect among the Borrowers) the Company shall pay to such Bank (without duplication of amounts otherwise payable hereunder) such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after November 30, 1994, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis for such compensation shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) This Section 8.03 shall not apply to (i) any liabilities with respect to Foreign Taxes, Other Taxes or liabilities that would be Foreign Taxes or Other Taxes in the absence of the exclusionary language in the first sentence of
Section 2.16(c), all of which shall be governed by Section 2.16, or (ii) any liabilities with respect to taxes, duties or similar charges that would be described in clauses (i) through (v) of the first sentence of Section 2.16(c) if
Section 2.16(c) applied to the Company and to Subsidiary Borrowers other than Foreign Subsidiary Borrowers.

     Section 8.04. Substitute Loans. If (i) the obligation of any Bank to make, convert into or continue Euro-Currency Loans has been suspended pursuant to
Section 8.01(b) or 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Currency Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans denominated in Dollars which would otherwise be made, converted into or continued by such Bank as CD Loans or Euro-Currency Loans, as the case may be, shall be made instead as Base Rate Loans or, if any Borrower shall so elect in its Notice of Borrowing or Notice of Interest Rate Election, CD Loans or Euro-Currency Loans (whichever type is not affected by such circumstances) for an Interest Period coincident with the related Group of Fixed Rate Loans,

      (b) all Loans denominated in a currency other than Dollars which would otherwise be made, converted into or continued by such Bank as Euro-Currency Loans shall be made instead as Base Rate Loans or, if any Borrower shall so elect in its Notice of Borrowing or Notice of Interest Rate Election, CD Loans, in each case for an Interest Period coincident with the related Group of Euro-Currency Loans and in Dollars in a principal amount equal to the Dollar Amount of the principal amount of such Euro-Currency Loans, and

      (c) after each of its CD Loans or Euro-Currency Loans, as the case may be, has been repaid or converted, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall instead be applied to repay its Loans made pursuant to Section 8.02 or clauses (a) or (b) above.

   Section 8.05. Regulation D Compensation. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Currency Lending Office) of making or maintaining its Euro-Currency Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Loans, additional interest on the related Euro-Currency Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Currency Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Currency Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least four Euro-Currency Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Currency Business Days prior to each date on which interest is payable on the Euro-Currency Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

    Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Currency Loans has been suspended pursuant to Section 8.01(b) or 8.02 or (ii) any

Bank has demanded compensation under Section 8.03 or 8.05, the Company shall have the right, with the assistance of the Agent, to seek a satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Loans and Notes (if any) of such Bank for cash in the currency in which the principal thereof is denominated without recourse to such Bank and assume the Commitment of such Bank.

                                  ARTICLE IX

                                 The Guarantee

    Section 9.01. The Guarantee. The Company hereby unconditionally guarantees that the principal of and interest on each Loan of each Subsidiary Borrower and all other amounts payable by each such Subsidiary Borrower hereunder and under each such Subsidiary Borrower's Loans shall be promptly paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof and thereof and the Company hereby unconditionally agrees that upon default in the full payment when due (whether at stated maturity, by acceleration or otherwise) of any of such principal, interest or other amounts, the Company shall forthwith pay the same at the place, in the currency and in the manner specified in this Agreement.

    Section 9.02. Guarantee Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

       (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of a Subsidiary Borrower under this Agreement or any Note, by operation of law or otherwise;

       (ii) any modification or amendment of or supplement to this Agreement or any Note;

       (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of a Subsidiary Borrower under this Agreement or any Note;

       (iv) any change in the corporate existence, structure or ownership of a Subsidiary Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Subsidiary Borrower or its assets or any resulting release or discharge of any obligation of a Subsidiary Borrower contained in this Agreement or any Note;

       (v) the existence of any claim, setoff or other rights which the Company may have at any time against a Subsidiary Borrower, the Agent, any Bank or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

       (vi) any invalidity or unenforceability relating to or against a Subsidiary Borrower for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by a Subsidiary Borrower of the principal of or interest on any Loan or any other amount payable by a Subsidiary Borrower under this Agreement; or

       (vii) any other act or omission to act or delay of any kind by a Subsidiary Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder.

The Company's obligations hereunder shall remain in full force and effect until the principal of and interest on all of the Loans of all the Subsidiary Borrowers and all other amounts payable by the Subsidiary Borrowers under this Agreement shall have been paid in full and the Commitments shall have terminated.

    Section 9.03. Waiver by the Company. The Company hereby irrevocably and expressly waives acceptance hereof, diligence, presentment and protest and any requirement that at any time any right or power be exhausted or any action be taken by any Person against any Subsidiary Borrower or other Person and all notices and demands whatsoever.

    Section 9.04. Subrogation; Stay of Acceleration. Upon making any payment with respect to any Subsidiary Borrower hereunder, the Company shall be subrogated to the rights of the payee against such Subsidiary Borrower with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by the Subsidiary Borrowers under this Agreement have been paid in full. The Company agrees that, as between the Company, on the one hand, and the Banks and the Agent, on the other, the obligations of each Subsidiary Borrower guaranteed under this Article may be declared to be forthwith due and payable as provided in Article VI hereof for purposes of this Article notwithstanding any stay, injunction or other prohibition preventing such declaration as against such Subsidiary Borrower and that, in the event of such declaration, such obligations (whether or not due and payable by such Subsidiary Borrower) shall forthwith become due and payable by the Company for purposes of this Article.

    Section 9.05. Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest on any Loan of any Subsidiary Borrower or any other amount payable by a Subsidiary Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such

Subsidiary Borrower or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                                   ARTICLE X

                                 Miscellaneous

    Section 10.01. Notices. All notices and other communications to any party provided for herein shall be in writing (including bank wire, telex, facsimile transmission, telegraph, cable or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address, facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address as shall be designated by such party in a notice to the Company, each Subsidiary Borrower and the Agent. All notices and other communications shall be effective (i) if given by telex or facsimile transmission, when such telex is transmitted to the telex or facsimile number specified in this Section and the appropriate answerback or telephonic confirmation (in the case of any facsimile transmission) is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article II or VIII hereof shall not be effective until received.

    Section 10.02. No Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

    Section 10.03. Governing Law. This Agreement, the Notes and the requests, invitations and offers provided for herein shall be governed by, and construed in accordance with, the laws of the State of New York.

    Section 10.04. Expenses. The Company agrees to pay or reimburse (i) the Agent for paying the reasonable fees and expenses of Davis Polk & Wardwell, special counsel to the Agent, in connection with (a) the preparation, execution and delivery of this Agreement and the Notes (if any) and the making of the Borrowings hereunder and (b) any amendment, modification, consent or waiver of any of the terms of this Agreement or any of the Notes and (ii) the Agent or any Bank for paying all reasonable costs and expenses of the Banks and the Agent (including reasonable counsel fees) in connection with the enforcement of this Agreement or any Note and any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company hereby agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction. If and to the extent that the foregoing indemnification is unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of each of such losses, liabilities, claims, damages or expenses which is permissible under applicable law.

    Section 10.05. Amendments, Etc. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that the Agent may, with the consent of the Company (which shall not be unreasonably withheld), specify by notice to the Banks modifications in the procedures set forth in
Section 2.03; and provided further that no such amendment, waiver or modification shall, unless signed by all the Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation (except for increases to the Commitment of any Bank pursuant to Section 8.06 to which such Bank has agreed in writing), (ii) reduces the principal of or rate of interest on any Loan or any fees hereunder or the currency of payment thereof, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) change Article IX or
Section 10.11 hereof.

    Section 10.06. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective when the Agent shall have received (i) counterparts hereof signed by the Company, each Bank listed on the signature pages hereof and the Agent and (ii) evidence satisfactory to it that the commitments under the Existing Credit Agreement have terminated, all loans thereunder have been repaid in full and all accrued fees and other amounts payable thereunder (including, without limitation, any funding costs payable pursuant to the Existing Credit Agreement) have been paid in full. The Agent shall notify the Company and the Banks of the effectiveness of this Agreement by delivery of a notice in the form of
Exhibit I
hereto. The parties hereto who are also parties to the Existing Credit Agreement hereby agree that the "Commitments" of the Banks thereunder shall terminate automatically upon the effectiveness of this Agreement, and waive the notices requirement under Section 2.09 of the Existing Credit Agreement.

   Section 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement (other than pursuant to a transaction expressly permitted by Section 5.04) without the prior written consent of all Banks and the Agent.

   (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notices to the Borrowers and the Agent, such Bank shall remain responsible for the performances of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (ii),
(iii) or (v) of Section 10.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.13, 2.15, 2.16, 10.04 and Article VIII with respect to its participating interest, with such benefits to be determined as if the related Bank had not granted such participation. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordances with this subsection (b).

   (c) With (and subject to) the subscribed consent of the Company and the Agent, any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank; provided that if an Assignee is an affiliate of such transferor Bank or a Bank prior to giving effect to such assignment, no such consent shall be required (but prompt notices thereof shall be given to the Agent). Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase prices agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a

Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500.

    (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes (if any) to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

    (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.16, 8.03 or 8.05 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

    (f) If any Reference Bank assigns its Loans to an unaffiliated institution, the Agent shall, in consultation with the Company and with the consent of the Required Banks, appoint another bank to act as a Reference Bank hereunder.

    Section 10.08. Survival. The obligations of the Company and each Subsidiary Borrower under Article VIII and Sections 2.16, 9.05 and 10.04 shall survive the repayment of the Loans and the termination of the Commitments.

    Section 10.09. Acknowledgment. Each Borrower acknowledges that the Banks have entered into this Agreement in reliance on each Borrower's assurance that such Borrower does not intend to use the proceeds of any Borrowings hereunder in a manner which would violate any applicable law or governmental rule or regulation.

    Section 10.10. Headings. The Table of Contents and Article and Section headings used herein shall not affect the interpretation of any provision of this Agreement.

    Section 10.11. Sharing of Setoffs. Each Bank agrees that, if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any of its Loans which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank (other than disproportionate payments to any Bank provided for by this Agreement), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount recovered thereby to the payment of indebtedness of the relevant Borrower other than its indebtedness under the Loans. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank which is a holder of a participation in a Loan of such Borrower, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

    Section 10.12. Collateral. Each of the Banks represents to the Agent and each of the other Banks (and solely for the benefit of the Agent and each of the other Banks) that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenances of the credit provided for in this Agreement.

    Section 10.13. Consent to Jurisdiction. (a) Each Borrower irrevocably submits to the jurisdiction of any federal or New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement or any Note of such Borrower. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Borrower agrees that a final, nonappealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon such Borrower and may be enforced in any federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which such Borrower is or may be subject) by a suit upon such judgment, provided that services of process is effected upon such Borrower in one of the manners specified in subsection (c) of this Section or as otherwise permitted by law.

   (b) Appointment of Agent. Each Foreign Subsidiary Borrower irrevocably designates and appoints CT Corporation System, having an office on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent, to accept and acknowledge on such Foreign Subsidiary Borrower's behalf services of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) of this Section in any federal or New York State court sitting in New York City. Each such Foreign Subsidiary Borrower covenants and agrees to maintain the designation and appointment of such an authorized agent until all amounts payable hereunder shall have been paid in full in accordances with the provisions hereof or thereof and the Commitments shall have terminated. If any such agent shall cease so to act, each Foreign Subsidiary Borrower covenants and agrees to designate and appoint without delay another such agent satisfactory to the Agent and to promptly deliver to the Agent evidence in writing of such other agent's acceptances of such appointment.

   (c) Service of Process. Each Borrower hereby consents to process being served in any suit, action or proceeding referred to in the first sentence of subsection (a) of this Section in any federal or New York State court sitting in New York City (i) if such Borrower is a Foreign Subsidiary Borrower, by service of process upon the agent of such Foreign Subsidiary Borrower for service of process appointed as provided in subsection (b) of this Section (provided that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Foreign Subsidiary Borrower at its address specified in Section 10.01 or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Agent) and (ii) if such Borrower is not a Foreign Subsidiary Borrower, by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to such Borrower at its address specified in Section 10.01 or to any other address of which such Borrower shall have given written notices to the Agent. Each Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in any suit, action or proceeding brought by the Agent or any Bank. Each Borrower agrees that such service shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Borrower.

   (d) No Limitation on Service or Suit. Nothing in this Article shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against any Borrower in the courts of the jurisdiction of the Bank's Lending Office or the courts of any jurisdiction or jurisdictions in which such Borrower has any assets.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                THE COMPANY

                                ATLANTIC RICHFIELD COMPANY



                                By /s/ Terry G. Dallas
                                  -----------------------------------
                                  Terry G. Dallas
                                  Vice President
                                    and Treasurer


                                Address for Notices:


                                Atlantic Richfield Company
                                515 South Flower Street
                                Los Angeles, CA 90071
                                Attention: Assistant Treasurer, Banking


                                Telex No.: 677415
                                  answerback: ARCO PLAZA LFA
                                Telephone No.: (213) 486-0641
                                  (213) 486-1776
                                Telecopier No.: (213) 486-3544
                                  (213) 486-3006
                                  (213) 486-2836

COMMITMENTS                       BANKS
-----------

$96,666,666.67                    MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK

                                  By /s/ Diane H. Imhof
                                     ------------------------
                                     Title: Associate



$90,000,000                       BANK OF AMERICA NATIONAL TRUST &
                                   SAVINGS ASSOCIATION


                                  By /s/ Vanessa Sheh Meyer
                                     ------------------------
                                     Title: Vice President


$90,000,000                       CHEMICAL BANK



                                  By /s/ Peter N. Anderson
                                     ------------------------
                                     Title: Managing Director


$90,000,000                       CITIBANK, N.A.


                                  By /s/ David M. Wheeler
                                     ------------------------
                                     Title: Vice President

$90,000,000                       THE FIRST NATIONAL BANK OF CHICAGO



                                  By /s/ L. Gene Benke
                                     -------------------------------
                                  Title: Senior Vice President



$90,000,000                       NATIONSBANK OF TEXAS, N.A.



                                  By /s/ David P. Cagle
                                     -------------------------------
                                  Title: Vice President



$90,000,000                       UNION BANK OF SWITZERLAND



                                  By /s/ Peter S. Humber
                                     -------------------------------
                                  Title: Vice President



                                  By /s/ L. Scott Sommers
                                     -------------------------------
                                  Title: Vice President



$80,000,000                       NATIONAL WESTMINSTER BANK PLC



                                  By /s/ David L. Smith
                                     -------------------------------
                                  Title: Vice President



$80,000,000                       THE TORONTO DOMINION BANK



                                  By /s/ Kimberly Burleson
                                     -------------------------------
                                  Title: Mgr. Cr. Admin.

$80,000,000                       PNC BANK, NATIONAL ASSOCIATION



                                  By /s/ Anthony L. Trunzo
                                     -------------------------------
                                  Title: Vice President


$80,000,000                       THE BANK OF NEW YORK



                                  By /s/ William P. Kenney
                                     -------------------------------
                                  Title: Senior Vice President



$80,000,000                       FIRST INTERSTATE BANK OF CALIFORNIA



                                  By /s/ Gregory P. Brown
                                     -------------------------------
                                  Title: Vice President


                                  By /s/ Wendy V.C. Purcell
                                     -------------------------------
                                  Title: Assistant Vice President


$80,000,000                       THE CHASE MANHATTAN BANK, N.A.



                                  By /s/ Stephen M. Feeney
                                     -------------------------------
                                  Title: Vice President


$66,666,666.67                    CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                  By /s/ Xavier Ratouis
                                     -------------------------------
                                  Title: Senior Vice President

$66,666,666.66                      FUJI BANK, LTD.

                                    By /s/ Takao Endo
                                       -------------------------------
                                       Title: Joint General Manager


$66,666,666.67                      THE DAI-ICHI KANGYO BANK, LTD.

                                    By  /s/ Tomohiro Nozaki
                                        --------------------

                                    Title:  Senior Vice President and
                                            Joint General Manager


$66,666,666.67                      INDUSTRIAL BANK OF JAPAN, LTD.

                                    By /s/ Kazutaka Kiyoto
                                       ----------------------
                                    Title: Senior Vice President


$66,666,666.66                      THE LONG-TERM CREDIT BANK OF
                                    JAPAN, LTD.
                                    Los Angeles Agency

                                    By /s/ Curt M. Biren
                                       ----------------------
                                    Title: Vice President


$40,000,000                         THE BANK OF NOVA SCOTIA

                                    By /s/ Norman O. Campbell
                                       ----------------------
                                    Title: Assistant Agent

$40,000,000                    CREDIT SUISSE



                               By /s/ David J. Worthington
                                  --------------------------------
                               Title: Member of Senior Management


                               By /s/ Marilou Palenzuela
                                  --------------------------------
                               Title: Member of Senior Management


$40,000,000                    MELLON BANK, N.A.


                               By /s/ A. J. Sabatelle
                                  --------------------------------
                               Title: Vice President


$40,000,000                    SOCIETE GENERALE


                               By /s/ J. Staley Stewart
                                  --------------------------------
                               Title: Vice President


$40,000,000                    THE SUMITOMO BANK, LIMITED

                               By  /s/ Goro Hirai
                                  --------------------------------
                               Title: Joint General Manager


$40,000,000                    BARCLAYS BANK PLC


                               By /s/ John Sullivan
                                  --------------------------------
                               Title: Associate Director

$40,000,000                   THE SANWA BANK, LIMITED
                              LOS ANGELES BRANCH


                              By /s/ Gill S. Realon
                                 ---------------------------------
                              Title: Vice President


$40,000,000                   UNION BANK


                              By /s/ Jeffrey Cohen
                                 ---------------------------------
                              Title: Assistant Vice President


$30,000,000                   THE FIRST NATIONAL BANK OF BOSTON


                              By /s/ Heather R. Johnson
                                 ---------------------------------
                              Title: Vice President



$30,000,000                   WACHOVIA BANK OF GEORGIA, N.A.


                              By /s/ Terry R. Akin
                                 --------------------
                              Title: Senior Vice President


$30,000,000                   BANK OF MONTREAL


                              By /s/ James Whitmore
                              -------------------------
                              Title: Director

$30,000,000                   THE NORTHERN TRUST COMPANY

                              By /s/ Michelle D. Griffin
                                 ---------------------------
                              Title:  Vice President


$30,000,000                   SWISS BANK CORPORATION




                              By /s/ H. Clark Worthley
                                 ---------------------------
                              Title:  Associate Director
                                      Merchant Banking


                              By  /s/ Nancy A. Hanrahan
                                 -----------------------
                              Title:  Director
                                      Merchant Banking


$30,000,000                   WESTPAC BANKING CORPORATION


                              By  /s/ R. Christopher Noble
                                 -------------------------
                              Title:  Senior Vice President




$30,000,000                   NATIONAL AUSTRALIA BANK
                              LIMITED A.C.N.


                              By /s/ Harry R. Horowitz
                                ---------------------------
                              Title:  Vice President



$10,000,000                   KREDIETBANK N.V.


                              By /s/ Robert Snauffer
                                ---------------------------
                              Title:  Vice President


                              By /s/ Diane Grimmig
                                ---------------------------
                              Title:  Vice President

$10,000,000                   NATIONAL BANK OF ALASKA


                              By /s/ Patricia Jelley Benz
                                ----------------------------
                              Title:  Vice President


-------------------
Total Commitments

$2,000,000,000
===================

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Agent

                                        By  /s/ Diana H. Imhof
                                            ----------------------
                                        Title:    Associate
                                        60 Wall Street
                                        New York, New York 10260-0060
                                        Attention:      Robert M. Osieski
                                        Telephone:      212-648-7173
                                        Telecopier:  212-648-5014
                                        Telex:  177615

                                  SCHEDULE I

                   EURO-CURRENCY PAYMENT OFFICES OF THE AGENT



Domestic Lending Office                  Morgan Guaranty Trust Company
                                           of New York
                                         c/o J.P. Morgan Services Inc.
                                         500 Stanton Christiana Road
                                         Newark, DE  19713
                                         Attention:  Loan Department



Euro-Currency Lending                    Morgan Guaranty Trust Company
  Office                                   of New York
                                         Nassau Bahamas Branch
                                         c/o J.P. Morgan Services Inc.
                                         500 Stanton Christiana Road
                                         Newark, DE  19713
                                         Attention:  Loan Department


Other Euro-Currency Payment Offices for the Agent for other currencies will be subsequently provided.

                                                                       EXHIBIT A

                                     NOTE



                                                              New York, New York

                                                                  ________, 19__



   For value received, [NAME OF BORROWER], a          corporation (the
"Borrower"), promises to pay to the order of     (the "Bank"), for the account
of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York or (ii) if in any other currency, in such funds as may then be customary for the settlement of international transactions in such other currency at the place specified for the payment thereof pursuant to the Credit Agreement.

   All Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

   This note is one of the Notes referred to in the $2,000,000,000 Credit Agreement dated as of December 15, 1994 among Atlantic Richfield Company, certain subsidiaries of Atlantic Richfield Company, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

   Pursuant to the Credit Agreement, payment of principal and interest on this
Note is unconditionally guaranteed by Atlantic Richfield Company, a Delaware corporation.*



                                               [NAME OF BORROWER]


                                               ------------------------
                                                 By:
                                                 Title:



---------------------------

   *Include this sentence in the Note of each Subsidiary Borrower.

                        LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                       Amount of
          Amount of      Type of       Principal      Maturity       Notation
Date        Loan          Loan         Repaid           Date         Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                      97

                                                                       EXHIBIT B

                       Form of Money Market Quote Request



                                                              [Date]



To:  Morgan Guaranty Trust Company of New York
     (the Agent")
     60 Wall Street
     New York, New York 10260



From:  [Name of Borrower]


Re: $2,000,000,000 Credit Agreement dated as of December 15, 1994 (the "Credit Agreement") among Atlantic Richfield Company, certain subsidiaries of Atlantic Richfield Company, the Banks listed on the signature pages thereof and the Agent

   We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes [from Banks incorporated in, or formed under the laws of, [name of country] or Banks whose Money Market Lending Office for the Borrowings(s) set forth below will be located in such country (a "Qualifying Bank")]* for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   ----------------

Principal Amount**                               Interest Period***
------------------                               ------------------

$

   Such Money Market Quotes should offer a Money Market [Margin] [Rate]. [The applicable base rate is the London Interbank Offered Rate.]



-----------------------
   * Include when Borrower has requested Money Market Quotes only from Qualifying Banks pursuant to Section 2.03(b)(iii).

   ** Amount must be $5,000,000 or a larger multiple of $1,000,000.

   *** Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

   Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.



                                          [NAME OF BORROWER]



                                          By:
                                          Title:

                                                                       EXHIBIT C

                   Form of Invitation for Money Market Quotes



To:  [Name of Bank]
    [address of Bank]

                                                  [Date]



Re:  Invitation for Money Market Quotes
 to [Name of Borrower] (the "Borrower")



   Pursuant to Section 2.03 of the $2,000,000,000 Credit Agreement dated as of December 15, 1994 (the "Credit Agreement") among Atlantic Richfield Company, certain subsidiaries of Atlantic Richfield Company, the Banks listed on the signature pages thereof and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you [in your capacity as a Qualifying Bank]* to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):



Date of Borrowing:
                   -----------------


Principal Amount                        Interest Period
----------------                        ---------------


$

   Such Money Market Quotes should offer a Money Market [Margin] [Rate]. [The applicable base rate is the London Interbank Offered Rate.]

   Please respond to this invitation by no later than [3:00 p.m.] [10:00 a.m.] [9:30 a.m.] [(London Time)] [(New York City time)] on [date].



----------------------
   * Include when Borrower has requested Money Market Quotes only from Qualifying Banks pursuant to Section 2.03(b)(iii).

   Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.



                                              MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK, as Agent



                                              ----------------------------------
                                              By:  Authorized Officer

                                                                       EXHIBIT D

                           Form of Money Market Quote



To:  Morgan Guaranty Trust Company
     of New York, as Agent
     60 Wall Street
     New York, New York 10260

Attention:  Funding Services -- Loan Sale Group

Re:         Money Market Quote to [Name of Borrower] (the "Borrower")

     In response to your invitation on behalf of the Borrower dated         ,
19  , we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank: _______________________

2.   Person to contact at Quoting Bank:


--------------------------

3.   Date of Borrowing: __________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


     Principal      Interest                             Money Market
     Amount**       Period***      [Margin****]      [Absolute Rate*****]
     ---------      ---------      ------------      --------------------

     $

     $


[provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $ .]**

  * As specified in the related Invitation for Money Market Quotes.

     (notes continued on following page)

   We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the $2,000,000,000 Credit Agreement dated as of December 15, 1994 (the "Credit Agreement") among Atlantic Richfield Company, certain subsidiaries of Atlantic Richfield Company, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement



                                           Very truly yours,



                                           [NAME OF BANK]



                                           -------------------------------------
                                           By:  Authorized Officer



Dated:



---------
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 (or the Approximate Equivalent Amount thereof) or a larger multiple of $1,000,000 (or the Approximate Equivalent Amount thereof).

*** Not less than one month or not less than 7 days, as specified in the related Invitation for Money Market Quotes.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (rounded to the nearest 1/10,000th of 1%). [5. We hereby represent and warrant, as of the date hereof and as of the Date of Borrowing set forth in clause 3 above, that we are a Qualifying Bank.]

                                                                       EXHIBIT E

                            Certificate of Incumbency



   I,              , [Secretary/Assistant Secretary] of [name of Borrower] (the
"Borrower"), hereby certify as follows:

   (1) Each of the following named individuals is an Authorized Officer (as that term is defined in the $2,000,000,000 Credit Agreement dated as of December 15, 1994 among Atlantic Richfield Company, certain subsidiaries of Atlantic Richfield Company, the Banks named therein and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement")) of the Borrower and each has been duly elected to and is now holding the office indicated, and the signature appearing opposite each name is the genuine signature of such Authorized
Officer:

    Title       Name         Signature
    -----       ----         ---------



   (2) Each of the following named individuals has been duly designated as an "Authorized Representative" (as that term is defined in the Credit Agreement) of the Borrower, and the signature appearing opposite each name is the genuine signature of such Authorized Representative:

    Title       Name         Signature
    -----       ----         ---------



   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the
Borrower this  day of      19  .


                                         ----------------------------------
                                         Secretary/Assistant Secretary

[SEAL]

   I, [name], [Treasurer/Assistant Secretary] of [name of Borrower], do hereby
certify that        is, and at all times since          , 19  has been, the duly
elected or appointed, qualified and acting [Secretary/Assistant Secretary] of the Borrower and that the signature set forth above is his genuine signature.

   IN WITNESS WHEREOF, I have hereunto set my hand this   day of       , 19  .




                                         ----------------------------------
                                         Treasurer/Assistant Secretary

                                                                       EXHIBIT F


                                   OPINION OF
                            COUNSEL FOR THE BORROWER



                                                [Dated as provided in
                                                Section 3.01 of the
                                                Credit Agreement]



To the Banks and the Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

   I am ___________________ of Atlantic Richfield Company and as such have acted as counsel for [name of Borrower] (the "Borrower") in connection with the $2,000,000,000 Credit Agreement dated as of December 15, 1994 (the "Credit Agreement") among Atlantic Richfield Company, certain subsidiaries of Atlantic Richfield Company, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

   In connection with the opinions expressed below, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, instruments and corporate records as I have deemed necessary to express the opinions hereinafter set forth. As to any facts material to the following opinions which I did not independently establish or verify, I have relied, to the extent I deem such reliance proper, upon information obtained from public officials and officers and employees of the Borrower.

   For purposes of this opinion, I have assumed the genuineness of all signatures, other than signatures of officers and employees of the Borrower or any of its subsidiaries, appearing on the documents which I have examined, the authenticity of all documents submitted to me as originals, and the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of such copies.

   Upon the basis of the foregoing, I am of the opinion that:

   l. (a) The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of [the jurisdiction of its incorporation] and (ii) either is qualified to do business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

   (b) The Borrower has all corporate power and authority, governmental permits, licenses, consents, authorizations, orders and approvals and other authorizations as are necessary to carry on its business substantially as presently conducted.

   (c) The execution, delivery and performance of this Agreement [and of the Notes of the Borrower],* and Borrowings under the Credit Agreement by the Borrower, are within its corporate power and authority and have been duly authorized by all necessary corporate proceedings.

   (d) Neither such authorization nor the execution, delivery and performance by the Borrower of the Credit Agreement [or of the Notes of the Borrower thereunder], nor any Borrowing thereunder by the Borrower when made, will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or any regulation, or, to the best of my knowledge, any order, writ, injunction or decree of any court or governmental authority or of the Certificate of Incorporation or By-Laws of the Borrower or result in the violation or contravention of, or the acceleration of any obligation under, or cause the creation of any Mortgage on any of the properties of the Borrower pursuant to the provisions of, any indenture, agreement or other instrument representing Debt, or any other agreement material to the Company and its Consolidated Subsidiaries, considered as a whole, to which it is a party or by which it is bound.

   (e) Assuming its due execution by the Banks and the Agent, the Credit Agreement constitutes a valid and binding agreement of the Borrower [and each Note of the Borrower constitutes a valid and binding obligation of the Borrower, in each case] enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

   2. Except as disclosed in writing to the Banks, there is no action, suit or proceeding pending or, to my knowledge, threatened against or affecting the Borrower


------------------------
   * References to Notes of the Borrower to be required only if Notes are being delivered pursuant to the terms of the Credit Agreement.

or any of its subsidiaries in any court or before or by any arbitrator, governmental department, agency or instrumentality, which is reasonably likely to materially and adversely affect the ability of the Borrower to perform its obligations under the Credit Agreement and the Notes of the Borrower or which in any manner draws into question the validity of the Credit Agreement [or the Notes of the Borrower].

   3. No consent, authorization, order or approval of (or filing or registration with) any governmental commission, board or other regulatory authority (other than routine reporting requirements) is required for the execution, delivery and performance by the Borrower of the Credit Agreement or the Notes of the Borrower or for Borrowings under the Credit Agreement.

  *4. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for licenses, authorizations, consents or approvals the absence of which will not materially affect the business of the Borrower and its Consolidated Subsidiaries taken as a whole.

   I am a member of the Bars of the State[s] of ___________ and I do not purport to be an expert on the laws of any jurisdictions other than the foregoing, the general corporation law of the State of Delaware, and United States federal law. This opinion is limited in all respects to such laws.*

   This opinion is furnished to you solely for the benefit of you and your Participants in connection with the transactions contemplated by the Credit Agreement and may not be used for any other purpose without my prior written consent.



                                    Very truly yours,






---------------------
* Include this paragraph if the Company is the Borrower.

                                                                       EXHIBIT G

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT



                                                     [Dated as provided in
                                                     Section 3.01 of the
                                                     Credit Agreement]

To the Banks and the Agent
 Referred to Below
C/O Morgan Guaranty Trust Company
 of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

   We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of December 15, 1994 among Atlantic Richfield Company, certain subsidiaries of Atlantic Richfield Company, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(iv) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

   Upon the basis of the foregoing, we are of the opinion that:

   [1. The execution, delivery and performance by the Borrower of the Credit Agreement [and its Notes] are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

   2.] The Credit Agreement constitutes a valid and binding agreement of the Borrower [and each Note of the Borrower constitutes a valid and binding obligation of the Borrower, in each case] enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

   We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America [and the General Corporation Law of the State of Delaware] . In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) we have relied, without independent investigation, as to all matters governed by the laws of [Borrower's jurisdiction of incorporation], upon
the opinion of      , dated 19 , a copy of which has been delivered to you.


   This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                                      Very truly yours,

                                                                       EXHIBIT H


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


   AGREEMENT dated as of ________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), ATLANTIC RICHFIELD COMPANY (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").



                              W I T N E S S E T H


   WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the $2,000,000,000 Credit Agreement dated as of December 15, 1994 among the Company, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

   WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $___;

   WHEREAS, Syndicated Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $_________ are outstanding at the date hereof; and

   WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $_________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Syndicated Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

   NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

   SECTION l. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

   SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the

Assignor of the corresponding portion of the principal amount of the Syndicated Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

   SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_______*. It is understood that facility fees with respect to the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

   SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 10.07(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 10.07(c) the Company agrees to execute and deliver a Note [and to cause each Subsidiary Borrower to execute and deliver a Note] payable to the order of the Assignee to evidence the assignment and assumption provided for herein.**

   SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has

--------------------

   * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

   SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                                      [ASSIGNOR]


                                      -------------------------------
                                      By:
                                      Title:



                                      [ASSIGNEE]


                                      -------------------------------
                                      By:
                                      Title:



                                      ATLANTIC RICHFIELD COMPANY


                                      -------------------------------
                                      By:
                                      Title:

                                      MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK, as Agent


                                      -------------------------------
                                      By:
                                      Title:

                                                                       EXHIBIT I


                            NOTICE OF EFFECTIVENESS



                                                      December 15, 1994


Atlantic Richfield Company
515 South Flower Street
Los Angeles, California 90071
Attention:  Assistant Treasurer, Banking



Dear Sir or Madam:

   We hereby notify you that the $2,000,000,000 Credit Agreement dated as of December 15, 1994 among Atlantic Richfield Company, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent, has become effective as of the date hereof in accordance with Section 10.06 thereof.


                                      Very truly yours,



                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent



                                      By
                                        ----------------------------------------
                                        Title: